Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2007-FRE1
(filed pursuant to Rule 433; SEC file No. 333-139507)

SUBJECT TO REVISION Dated March 21, 2007

MBS New Issue Free Writing Prospectus

$954,388,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

EMC Mortgage Corporation
Servicer

Fremont Investment & Loan
Originator

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-FRE1
Issuing Entity

March 21, 2007

Bear, Stearns & Co. Inc.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-803-9204.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

$954,388,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2007-FRE1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

EMC Mortgage Corporation
Servicer

Fremont Investment & Loan
Originator

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-FRE1
Issuing Entity
Transaction Highlights
Offered Classes	Balance(3)	Description(4)	Benchmark	Expected Ratings (Moody’s/S&P/Fitch)	Avg Life(2) Call(1) / Mat	Principal Distribution Window (2) Call(1) / Mat	Initial Credit Support (%) (Approximate)
A-1	$431,600,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	1.00 / 1.00	1 - 20 / 1 - 20	27.30
A-2	$147,830,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	2.00 / 2.00	20 - 27 / 20 - 27	27.30
A-3	$146,253,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	3.00 / 3.09	27 - 72 / 27 - 91	27.30
A-4	$26,447,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	6.06 / 10.11	72 - 72 / 91 - 174	27.30
M-1	$60,005,000	FLT/MEZZ	1M LIBOR	Aa1 / AA+ / AA+	5.57 / 6.10	56 - 72 / 56 - 153	21.50
M-2	$41,383,000	FLT/MEZZ	1M LIBOR	Aa2 / AA / AA	4.86 / 5.34	49 - 72 / 49 - 144	17.50
M-3	$21,209,000	FLT/MEZZ	1M LIBOR	Aa3 / AA- / AA-	4.64 / 5.11	46 - 72 / 46 - 137	15.45
M-4	$18,105,000	FLT/MEZZ	1M LIBOR	A1 / A+ / A+	4.54 / 5.00	45 - 72 / 45 - 133	13.70
M-5	$17,070,000	FLT/MEZZ	1M LIBOR	A2 / A / A	4.47 / 4.91	43 - 72 / 43 - 129	12.05
M-6	$15,519,000	FLT/MEZZ	1M LIBOR	A3 / A- / A-	4.41 / 4.84	42 - 72 / 42 - 124	10.55
M-7	$15,001,000	FLT/MEZZ	1M LIBOR	Baa1 / BBB+ / BBB+	4.37 / 4.78	41 - 72 / 41 - 120	9.10
M-8	$13,966,000	FLT/MEZZ	1M LIBOR	Baa2 / BBB+ / BBB	4.34 / 4.72	40 - 72 / 40 - 115	7.75
M-9(5)	$12,932,000	FLT/MEZZ	1M LIBOR	Baa3 / BBB- / BBB-	4.31 / 4.67	39 - 72 / 39 - 109	6.50
M-10(5)	$14,484,000	FLT/MEZZ	1M LIBOR	Ba1 / BBB- / BB+	4.28 / 4.59	39 - 72 / 39 - 103	5.10
1. Certificates are priced to the 10% optional clean-up call.
2. Based on the pricing prepayment assumption described herein.
3. Certificate sizes are approximate, subject to a +/- 5% variance in the outstanding principal balance of the Mortgage Loans.
4. For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related original margin for each Class A Certificate and 1.5 times the related original margin for any Mezzanine Certificate.
5. The Class M-9 and M-10 Certificates are not offered hereby.

Pricing Prepayment Assumption

2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-Rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Transaction Overview
Issuing Entity:	Carrington Mortgage Loan Trust, Series 2007-FRE1.
Depositor:	Stanwich Asset Acceptance Company, L.L.C.
Sponsor:	Carrington Securities, LP.
Servicer:	EMC Mortgage Corporation. Fremont Investment & Loan will act as subservicer of the Mortgage Loans for EMC Mortgage Corporation until a transfer expected to occur on or before May 1, 2007.
Originator:	Fremont Investment & Loan.
Trustee & Custodian:	Wells Fargo Bank, N.A.
Lead Manager:	Bear, Stearns & Co. Inc.
Co-Manager:	J.P. Morgan Securities Inc.
Selected Dealer:	Carrington Investment Services, LLC, an affiliate of the Depositor and Sponsor.
Swap Counterparty:	Swiss Re Financial Products Corporation.
Responsible Party:
Fremont Investment & Loan, as responsible party, makes certain representations and warranties with respect to the Mortgage Loans and has certain obligations with respect to the repurchase and substitution of the Mortgage Loans. Fremont General Corporation, the parent of Fremont Investment & Loan, will provide a financial guaranty of the obligations of Fremont Investment & Loan, as responsible party.

Offered Certificates:
Approximately $752,130,000 senior floating-rate certificates consisting of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (together, the “Class A Certificates”) and approximately $202,258,000 mezzanine floating rate certificates consisting of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (together with the Class M-9 and Class M-10 Certificates, the “Class M Certificates” or the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates (other than the Class M-9 and Class M-10 Certificates) are referred to herein as the “Offered Certificates”. The Offered Certificates, the Class M-9 Certificates and the Class M-10 Certificates are backed by adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first lien and second lien, closed-end, subprime, mortgage loans (the “Mortgage Loans”).

Non-Offered Certificates:	The Class M-9, Class M-10, Class CE, Class P and Class R Certificates will not be offered pursuant to the Preliminary Prospectus or the prospectus.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Mortgage Loans:
It is expected that as of April 1, 2007, the Mortgage Loans will consist of approximately 4,039 adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first and second lien, closed-end, subprime mortgage loans, with a scheduled principal balance of approximately $1,034,567,380.

As of the close of business on February 28, 2007, none of the Mortgage Loans (to be included in the mortgage pool as of the Closing Date) were 30 or more days delinquent in the payment of principal and/or interest.

Silent Seconds:
To Carrington Securities, LP’s knowledge, approximately 13.97% of the first-lien Mortgage Loans are secured by mortgaged properties with respect to which second-lien mortgage loans were originated at the same time as the first-lien Mortgage Loan. These second-lien mortgage loans may or may not be part of the mortgage pool. The owners of the mortgaged properties may obtain second-lien mortgage loans at any time without the Sponsor’s knowledge and, thus, more mortgaged properties than described above may also secure second-lien mortgage loans.

Expected Pricing Date:	On or about March 23, 2007.
Closing Date:	On or about April 5, 2007.
Cut-off Date:	April 1, 2007.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in May 2007.
Record Date:	The business day immediately preceding each Distribution Date.
Delay Days:	Zero days on all Class A and Mezzanine Certificates.
Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for any Distribution Date and for the Class A Certificates and Mezzanine Certificates is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first Distribution Date, commencing on the Closing Date, and ending on the day preceding the Distribution Date. All distributions of interest on the Class A Certificates and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Prepayment Period:
The Prepayment Period with respect to any Distribution Date and each principal prepayment in full, is the period beginning on the 16th day of the calendar month immediately preceding the month in which the Distribution Date occurs (or with respect to the first Distribution Date, the period commencing on the Cut-Off Date) to the 15th day of the then current calendar month and, with respect to principal prepayments in part, the preceding calendar month.

ERISA Considerations:
Subject to the considerations described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), the Class A-1 and Class A-2 Certificates are expected to be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts or other retirement accounts or arrangements, provided that certain conditions are met. The depositor does not intend to rely on the Underwriter Exemption, as described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), for the purchase and holding of the Class A-1 and Class A-2 Certificates prior to the termination of the Swap Agreement described in the Preliminary Prospectus. Fiduciaries of plans subject to ERISA or Section 4975 of the Internal Revenue Code are encouraged to consult with their legal advisors before investing in the Class A-1 or Class A-2 Certificates.
Until the Swap Agreement terminates in May 2011, the Class A-3 Certificates and Class A-4 Certificates and Mezzanine Certificates may not be purchased by or transferred to pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”). Each purchaser and transferee of a Class A-3 Certificate, a Class A-4 Certificate or a Mezzanine Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that it is not a Benefit Plan.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).
Tax Status:	For federal income tax purposes, each Offered Certificate will represent beneficial ownership of a REMIC regular interest.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:
Class A and Class M-1 Certificates: $100,000 and integral multiples of $1 in excess thereof.
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates: $250,000 and integral multiples of $1 in excess thereof.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Optional Termination:
At its option, the majority holder of the Class CE Certificates, in accordance with the terms of the pooling and servicing agreement, may purchase all of the Mortgage Loans, together with any properties in respect of such Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of (i) the Mortgage Loans remaining in the trust at the time of such purchase, and (ii) properties acquired in respect of such Mortgage Loans has been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Administrative Fee Rates:
The sum of (i) the “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.500% per annum, and (ii) the “Trustee Fee” calculated at the “Trustee Fee Rate” of 0.0025% per annum. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Rights of the Holder of the Class CE Certificates:
Pursuant to the pooling and servicing agreement, the Servicer will provide the holder of the Class CE Certificates (in such capacity, the “CE Holder”) with certain supplemental reporting and the CE Holder will have the right to direct the Servicer’s actions with respect to defaulted mortgage loans. In addition, the CE Holder will have the right to consent to the appointment of any subservicer. The CE Holder will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Principal & Interest Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems all such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:	The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover Prepayment Interest Shortfalls due to principal prepayments in full on the Mortgage Loans.

Credit Enhancement
Credit Enhancement:	1. Excess Spread 2. Overcollateralization 3. Subordination The trust will also enter into the Swap Agreement for the benefit of the Class A Certificates and Class M Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Credit Enhancement
Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to any REO Property) as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Target Amount:
The Overcollateralization Target Amount with respect to any Distribution Date is (a) prior to the Stepdown Date, an amount equal to 5.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (i) 10.20% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the Overcollateralization Floor Amount; or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and Class P Certificates to zero, the Overcollateralization Target Amount will be zero.

Overcollateralization Floor Amount:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:
An Overcollateralization Increase Amount with respect to any Distribution Date equals the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) payments made by the Swap Counterparty and available for distribution pursuant to item (7) under “Payments under the Swap Agreement” below for such Distribution Date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount with respect to any Distribution Date is the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Credit Enhancement
Stepdown Date:
The later to occur of:

(i) the earlier to occur of: (a) the Distribution Date occurring in May 2010 and (b) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero; and

(ii) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Class A Certificates (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date) is greater than or equal to approximately 54.60%.

Credit Support Depletion Date:	The first Distribution Date on which the Certificate Principal Balances of the Mezzanine and Class CE Certificates have been reduced to zero.
Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Distribution Date and for any class of certificates is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the classes of certificates with a lower distribution priority than such class, calculated after taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class	Initial(%) (Approximate)	Targeted On and After Stepdown Date(%) (Approximate)
A	27.30	54.60
M-1	21.50	43.00
M-2	17.50	35.00
M-3	15.45	30.90
M-4	13.70	27.40
M-5	12.05	24.10
M-6	10.55	21.10
M-7	9.10	18.20
M-8	7.75	15.50
M-9	6.50	13.00
M-10	5.10	10.20

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Credit Enhancement
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

1) the percentage obtained by dividing (i) the Rolling Three-Month Delinquency Average by (ii) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to REO Property) as of the last day of the previous calendar month, exceeds 29.30% of the then Credit Enhancement Percentage with respect to the Class A Certificates for the prior Distribution Date; or

2) the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-Off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Occurring in	Percentage
May 2009 through April 2010	1.80% for the first Distribution Date in this period, plus an additional 1/12th of 2.20%for each Distribution Date thereafter
May 2010 through April 2011	4.00%for the first Distribution Date in this period, plus an additional 1/12th of 2.30%for each Distribution Date thereafter
May 2011 through April 2012	6.30% for the first Distribution Date in this period, plus an additional 1/12th of 1.80%for each Distribution Date thereafter
May 2012 through April 2013	8.10% for the first Distribution Date in this period, plus an additional 1/12th of 1.00%for each Distribution Date thereafter
May 2013 through April 2014	9.10% for the first Distribution Date in this period, plus an additional 1/12th of 0.05% for each Distribution Date thereafter
May 2014 and thereafter	9.15%

Subsequent Recoveries:
Subsequent Recoveries are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a Distribution Date, the amount of such Subsequent Recoveries will increase the Certificate Principal Balance first, of the Class A Certificates then outstanding, if a Realized Loss has been allocated to the Class A Certificates, on a pro-rata basis by the amount of such Subsequent Recoveries, and second, of the class of Mezzanine Certificates then outstanding with the highest distribution priority to which a Realized Loss was allocated. Thereafter, such class of Class A and Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

REO Property:	REO Property is mortgaged property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Credit Enhancement
Rolling Three-Month Delinquency Average:
With respect to any Distribution Date, the average aggregate principal balance of the Mortgage Loans delinquent 60 days or more (including Mortgage Loans that (i) are in foreclosure, (ii) have been converted to REO Properties or (iii) have been discharged due to bankruptcy) for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Distribution of Interest
Interest Distribution Priority:
On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

1) To the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount allocable to such class of Class A Certificates; and

2) Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, the Interest Distribution Amount allocable to each such class.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Principal Waterfall Prior to Stepdown Date or if a Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

Principal Waterfall On or After Stepdown Date and when No Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to an amount equal to the Class A Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and:

2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, up to an amount equal to the related class Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero.

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Excess Cashflow Waterfall
Net Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

1) To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;

2) Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such certificates for such Distribution Date;

3) Concurrently, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, and then sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class of certificates for such Distribution Date;

4) To the holders of the Class A Certificates on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such class and then sequentially to the holders of the Mezzanine Certificates any remaining Net WAC Rate Carryover Amount for each such class in their order of payment priority;

5) To pay any Swap Termination Payments owed to the Swap Counterparty due to a Swap Counterparty Trigger Event;

6) To the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

7) To the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Allocation of Losses
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated or covered on any Distribution Date as follows:

• first, by Net Monthly Excess Cash Flow;
• second, by any amounts available from the Swap Agreement for the related Distribution Date;
• third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero;
• fourth, to the Class M-10 Certificates, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;
• fifth, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;
• sixth, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;
• seventh, to the Class M-7 Certificates, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;
• eighth, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;
• ninth, to the Class M-5 Certificates, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;
• tenth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;
• eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;
• twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;
• thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero; and
• fourteenth, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

Once Realized Losses are allocated to the Class A and Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Class A and Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “Monthly Excess Cashflow Distributions” above and from payments under the Swap Agreement, according to the priorities set forth under “Payment Under the Swap Agreement” below.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Derivatives
Swap Agreement:
The Trustee, on behalf of the trust, will enter into an interest rate swap agreement with the Swap Counterparty. On the business day prior to each Distribution Date, the Trustee will deposit into a swap account amounts, if any, received from the Swap Counterparty. From amounts on deposit in a swap account, to the extent such amounts constitute net swap payments (as described below), distributions (to the extent of the principal portion of any Realized Losses) of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest Shortfalls and Net WAC Rate Carryover Amounts, and distributions in respect of the principal portion of Allocated Realized Loss Amounts previously allocated to the certificates that remain unreimbursed, will be made as described below. The swap account will not be an asset of any REMIC trust.

Under the Swap Agreement, on the business day prior to each Distribution Date, commencing with the Distribution Date in May 2007 and ending with the Distribution Date in May 2011, the Trustee, on behalf of the trust, will be obligated to pay to the Swap Counterparty the Fixed Swap Payment and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the trust, the Floating Swap Payment. A net swap payment will be required to be made on the business day prior to each Distribution Date (a) by the Trustee to the Swap Counterparty, to the extent that the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment payable to the trust for such Distribution Date, or (b) by the Swap Counterparty to the Trustee, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such Distribution Date.

The Swap Agreement will terminate immediately following the Distribution Date in May 2011, unless terminated earlier upon the occurrence of an “Event of Default” under the Swap Agreement, an early termination event under the Swap Agrement or an “Additional Termination Event” under the Swap Agreement.

Upon the occurrence of any Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an “Early Termination Date” (as defined in the ISDA Master Agreement). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the trustee, on behalf of the trust, or the Swap Counterparty, may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Trustee, on behalf of the trust, is required to make a Swap Termination Payment to the Swap Counterparty, that payment will be paid on the business day prior to the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Counterparty Trigger Event. The trust’s obligation to pay amounts in respect of a Swap Termination Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A and Mezzanine Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Derivatives
Swap Agreement Notional Balance:
With respect to the Swap Agreement and each calculation period specified below, the related notional balance specified in the table below for such calculation period. The first calculation period will end on the day before the Distribution Date in May 2007 and the forty-ninth calculation period will end on the day before the Distribution Date in May 2011:

Period	Notional Balance ($)(1)	Period	Notional Balance ($)(1)
1	969,907,000.00	26	266,692,888.93
2	954,580,763.95	27	252,400,493.77
3	936,187,536.34	28	238,753,082.20
4	914,768,871.65	29	225,714,475.28
5	890,393,596.42	30	213,256,668.79
6	863,158,266.69	31	213,256,668.79
7	833,187,525.75	32	213,256,668.79
8	800,634,196.28	33	200,717,553.09
9	765,692,485.81	34	186,868,649.19
10	732,092,097.17	35	174,310,554.26
11	699,866,221.68	36	162,898,349.95
12	668,958,134.91	37	155,521,301.37
13	639,313,469.52	38	148,584,448.15
14	610,880,116.81	39	141,972,230.13
15	583,608,132.35	40	135,671,232.14
16	557,449,645.67	41	129,663,969.98
17	532,358,773.61	42	123,936,165.76
18	508,291,537.40	43	118,474,315.84
19	485,043,437.60	44	113,265,586.77
20	438,516,950.35	45	108,297,781.40
21	396,995,117.78	46	103,559,316.25
22	359,982,534.32	47	99,039,161.70
23	326,909,624.38	48	94,726,843.37
24	297,371,232.39	49	90,612,404.25
25	281,655,072.18
(1) Approximate, subject to the variance in the outstanding principal balance of the mortgage loans described in footnote 3 under the table entitled "Transaction Highlights" on page 2 above.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Derivatives
Payments Under the Swap Agreement:
Pursuant to the Swap Agreement, amounts payable by the trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A and Mezzanine Certificates. On the business day prior to each Distribution Date, such amounts will be distributed by the trust to the Swap Counterparty, first to make any net swap payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement.

Payments by the trust to the Swap Counterparty in respect of any Swap Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Mezzanine Certificates and will be paid by the trust to the Swap Counterparty as set forth in the pooling and servicing agreement.

Amounts payable by the Swap Counterparty to the Trustee, on behalf of the trust, will be deposited by the Trustee into the swap account. On each Distribution Date, to the extent required, the Trustee will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority, in the case of items (4) and (6) through (8), to the extent not covered by Net Monthly Excess Cashflow:

1) To the holders of the Class A Certificates, to pay any unpaid Senior Interest Distribution Amount allocable to such class of Class A Certificates, on a pro rata basis based on the entitlement of each such class (in each case to the extent not covered by the Interest Remittance Amount);

2) To the holders of the Class A Certificates, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date, on a pro rata basis, based on the amount of such Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

3) To the holders of the Mezzanine Certificates, in their order of payment priority, to pay any unpaid Interest Distribution Amount allocable to each such class (in each case to the extent not covered by the Interest Remittance Amount);

4) To the holders of the Mezzanine Certificates, in their order of payment priority, in each case up to the related unpaid Interest Carry Forward Amount related to such certificates for such Distribution Date;
5) To the holders of the Mezzanine Certificates, in their order of payment priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date;

6) To the holders of the Class A Certificates, on a pro rata basis, based on the amount of Net WAC Rate Carryover Amounts previously allocated thereto that remain unreimbursed, and then sequentially to the holders of the Mezzanine Certificates, in their order of payment priority, the amount of any Net WAC Rate Carryover Amounts remaining unpaid as of that Distribution Date;

7) To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount, but only to the extent of the principal portion of Realized Losses for such Distribution Date;

8) To the holders of the Class A Certificates, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, and then to the holders of the Mezzanine Certificates, in their order of payment priority, the principal portion of any Allocated Realized Loss Amount previously allocated thereto that remain unreimbursed; and

9) To the holders of the Class CE Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Derivatives
Fixed Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in May 2011, an amount equal to the product of (x) a fixed rate equal to 4.970% per annum (subject to a +/- 5% variance), (y) the Swap Agreement Notional Balance for that Distribution Date and (z)(i) with respect to the business day prior to the initial Distribution Date, a fraction, the numerator of which is the number of days from and including the Closing Date to and including the day preceding the initial Distribution Date (on a 30/360 day count basis) and the denominator of which is 360 and (ii) with respect to the business day prior to each Distribution Date thereafter, a fraction, the numerator of which is 30 and the denominator of which is 360.

Floating Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in May 2011, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Agreement Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360.

Swap Counterparty Trigger Event:
An “Event of Default” (as defined in the Swap Agreement) with respect to which the Swap Counterparty is a “Defaulting Party” (as defined in the Swap Agreement) or a “Termination Event” (as defined in the Swap Agreement) (including an “Additional Termination Event” (as defined in the Swap Agreement)) under the Swap Agreement with respect to which the Swap Counterparty is the sole “Affected Party” (as defined in the Swap Agreement).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date will be an amount equal to (x) the sum of (i) any Realized Losses allocated to that class of certificates on the Distribution Date as described above under “Allocation of Losses” and (ii) any Allocated Realized Loss Amount for the class remaining unreimbursed from previous Distribution Dates minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

Available Distribution Amount:
For any Distribution Date, an amount equal to the sum of the following amounts, net of certain expenses of the trust including (i) amounts reimbursable to the servicer and the trustee, (ii) any net swap payment owed to the Swap Counterparty and (iii) any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event:

• the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee in respect of the Mortgage Loans for that Distribution Date;

• unscheduled payments in respect of the Mortgage Loans, including mortgagor prepayments, insurance proceeds, liquidation proceeds and Subsequent Recoveries from the Mortgage Loans, amounts received in respect of REO Property and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period;

• all payments of Compensating Interest made by the servicer with respect to the Mortgage Loans; and

• all Advances made for that Distribution Date in respect of the Mortgage Loans.

Certificate Principal Balance:
With respect to any class of Class A Certificates and Mezzanine Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its certificate principal balance in connection with the allocation of Realized Losses in the manner described under “Allocation of Losses” above (taking into account any increases in the certificate principal balance thereof due to the receipt of Subsequent Recoveries).

The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of the then aggregate principal balance of the Mortgage Loans over the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Class A Principal Distribution Amount:
The Class A Principal Distribution Amount is an amount equal to the excess of:

• the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificate immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Class M-10 Principal Distribution Amount:
The Class M-10 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the distribution of the Class M-9 Principal Distribution Amount on the related Distribution Date and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Determination Date:
The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Expense Adjusted Mortgage Rate:
The Expense Adjusted Mortgage Rate for any Mortgage Loan and any Distribution Date will be a per annum rate equal to the then applicable mortgage rate for such Mortgage Loan as of the first day of the related Due Period minus the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Formula Rate:
The Formula Rate for any class of Class A and Mezzanine Certificates is One-Month LIBOR plus the related margin. For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related original margin for each Class A Certificate, and 1.5 times the related original margin for any Mezzanine Certificate.

Interest Carry Forward Amount:
The Interest Carry Forward Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining undistributed from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

Interest Distribution Amount:
The Interest Distribution Amount for the Class A Certificates and Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, reduced (to not less than zero) by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act.

Interest Remittance Amount:
The Interest Remittance Amount for any Distribution Date is the excess, if any, of (i) that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans over (ii) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty.

Net Monthly Excess Cash Flow:	The Net Monthly Excess Cash Flow for any Distribution Date is equal to the sum of(a) any Overcollateralization Reduction Amount and (b) the excess of:

• the Available Distribution Amount for the related Distribution Date over

• the sum for the related Distribution Date of (a) the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amount distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Definitions
Net WAC Pass-Through Rate:
The Net WAC Pass-Through Rate for any Distribution Date and the Class A Certificates and Mezzanine Certificates is a per annum rate (which will not be less than zero) equal to the excess, if any, of (a) the product of (i) a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, over (b) the product of (i) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments due to the Swap Counterparty or Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event, and the denominator of which is the aggregate principal balance of the outstanding mortgage loans as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Net WAC Rate Carryover Amount:
For any Distribution Date and any Class A Certificates or Mezzanine Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest that would have accrued on such class of Certificates for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Pass-Through Rate (not to exceed 14.50%), over (y) the amount of interest that accrued on such class of Certificates for such Distribution Date at the Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Carryover Amount from prior Distribution Dates together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the Formula Rate (not to exceed 14.50%) applicable for such class for such Interest Accrual Period. The ratings on each class of Certificates do not address the likelihood of the distribution of any Net WAC Rate Carryover Amount.

Pass-Through Rates:
With respect to each class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the least of (i) the Formula Rate, (ii) the Net WAC Pass-Through Rate and (iii) 14.50% per annum.

Preliminary Prospectus:
The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement and a base prospectus (together, the “Preliminary Prospectus”). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus, which will be conveyed to you prior to any contractual commitment to purchase any of the Offered Certificates.

Prepayment Interest Shortfalls:
With respect to any principal prepayments on the Mortgage Loans and any Distribution Date, any interest shortfall resulting from principal prepayments in full occurring between the first day of the related Prepayment Period and the last day of the prior calendar month.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all monthly payments on the Mortgage Loans due during the related Due Period actually received on or prior to the related Determination Date or advanced on or prior to the related Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer, and (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date and (vi) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty to the extent not covered by that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans.

Principal Remittance Amount:	The Principal Remittance Amount for any Distribution Date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount.
Senior Interest Distribution Amount:
The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for that Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

Subordination Percentage:	With respect to each class of Class A Certificates and Mezzanine Certificates, the applicable approximate percentage set forth in the table below.

Class	Percentage(%) (Approximate)
A	45.40
M-1	57.00
M-2	65.00
M-3	69.10
M-4	72.60
M-5	75.90
M-6	78.90
M-7	81.80
M-8	84.50
M-9	87.00
M-10	89.80

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$1,034,567,379.64
Number of Mortgage Loans:	4,039
Average Scheduled Principal Balance:	$256,144.44
Weighted Average Gross Coupon:	8.122%
Weighted Average Original Credit Score:	608
Weighted Average Original LTV Ratio²:	79.97%
Weighted Average Combined Original LTV Ratio²:	82.28%
Weighted Average Stated Remaining Term (months):	356
Weighted Average Original Term (months):	359
Weighted Average Original Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.644%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	5.91%
Silent Seconds:	13.78%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	4	$175,811.46	0.02%	$43,952.87	650	100.00%	10.787%
15 Fixed	34	2,854,368.02	0.28	83,952.00	593	78.78	8.372
20 Fixed	6	998,539.04	0.10	166,423.17	631	75.84	7.806
2YR-ARM	778	162,961,580.15	15.75	209,462.19	580	78.33	8.919
2YR-ARM 5YR-IO	65	24,340,486.00	2.35	374,469.02	647	80.15	6.801
30 Fixed	658	104,101,076.87	10.06	158,208.32	622	78.25	8.043
3YR-ARM	419	88,570,604.55	8.56	211,385.69	590	77.92	8.758
3YR-ARM 3YR-IO	40	16,693,452.00	1.61	417,336.30	647	81.56	6.400
3YR-ARM 5YR-IO	48	17,705,786.00	1.71	368,870.54	647	80.86	6.591
40/30 2YR-ARM	167	46,569,245.07	4.50	278,857.75	598	78.19	8.308
40/30 3YR-ARM	138	44,241,706.52	4.28	320,592.08	614	83.11	7.841
40/30 Fixed	106	29,559,612.10	2.86	278,864.27	632	80.45	7.239
50/30 2YR-ARM	1,010	314,719,190.98	30.42	311,603.16	609	80.92	8.135
50/30 3YR-ARM	387	126,241,671.22	12.20	326,205.87	612	81.94	7.937
50/30 5YR-ARM	6	1,984,660.06	0.19	330,776.68	598	79.33	8.539
50/30 Fixed	156	47,316,579.61	4.57	303,311.41	633	79.28	7.340
5YR-ARM	10	3,084,609.99	0.30	308,461.00	605	78.92	7.662
5YR-ARM 5YR-IO	7	2,448,400.00	0.24	349,771.43	666	81.77	6.312
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	8	$3,238,068.12	0.31%	$404,758.52	656	80.06%	5.414%
5.501—6.000	66	25,244,304.81	2.44	382,489.47	653	77.37	5.883
6.001—6.500	238	85,574,115.19	8.27	359,555.11	651	77.58	6.344
6.501—7.000	449	151,308,428.78	14.63	336,989.82	636	79.20	6.840
7.001—7.500	387	119,167,800.97	11.52	307,927.13	629	80.27	7.334
7.501—8.000	516	151,972,785.96	14.69	294,520.90	613	79.83	7.800
8.001—8.500	451	121,953,984.36	11.79	270,407.95	602	81.86	8.325
8.501—9.000	586	143,281,002.52	13.85	244,506.83	590	81.95	8.806
9.001—9.500	377	85,753,864.91	8.29	227,463.83	577	80.74	9.295
9.501—10.000	399	74,925,610.11	7.24	187,783.48	565	80.22	9.792
10.001—10.500	169	26,927,955.57	2.60	159,337.02	560	77.81	10.295
10.501—11.000	137	18,803,092.34	1.82	137,248.85	557	77.07	10.775
11.001—11.500	130	11,418,768.70	1.10	87,836.68	584	82.18	11.348
11.501—12.000	66	7,478,904.70	0.72	113,316.74	558	71.85	11.769
12.001—12.500	42	5,006,533.59	0.48	119,203.18	563	70.71	12.330
12.501—13.000	17	2,386,267.87	0.23	140,368.70	551	65.84	12.721
13.001—13.500	1	125,891.14	0.01	125,891.14	609	100.00	13.325
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	132	$4,442,788.10	0.43%	$33,657.49	638	95.67%	10.981%
50,000.01—100,000.00	499	39,094,680.58	3.78	78,346.05	598	81.99	9.566
100,000.01—150,000.00	631	78,816,667.32	7.62	124,907.56	595	78.44	8.947
150,000.01—200,000.00	635	110,682,923.82	10.70	174,303.82	600	77.73	8.431
200,000.01—250,000.00	513	115,508,081.48	11.16	225,161.95	596	78.52	8.294
250,000.01—300,000.00	371	102,069,092.99	9.87	275,118.85	603	78.45	8.194
300,000.01—350,000.00	286	93,176,014.20	9.01	325,790.26	609	79.70	7.948
350,000.01—400,000.00	260	97,504,687.49	9.42	375,018.03	614	81.02	7.810
400,000.01—450,000.00	171	72,408,083.68	7.00	423,439.09	613	80.77	7.947
450,000.01—500,000.00	137	65,337,280.61	6.32	476,914.46	612	80.69	7.792
500,000.01—550,000.00	126	66,055,269.77	6.38	524,248.17	615	82.44	7.825
550,000.01—600,000.00	90	51,803,322.81	5.01	575,592.48	616	82.22	7.754
600,000.01—650,000.00	56	34,897,218.36	3.37	623,164.61	619	82.25	7.704
650,000.01—700,000.00	47	31,781,861.57	3.07	676,209.82	616	81.79	7.717
700,000.01—750,000.00	32	23,305,058.95	2.25	728,283.09	620	82.73	7.637
750,000.01—800,000.00	30	23,769,005.22	2.30	792,300.17	610	77.81	7.889
800,000.01—850,000.00	2	1,685,528.81	0.16	842,764.41	639	79.41	6.350
850,000.01—900,000.00	3	2,631,521.96	0.25	877,173.99	622	78.70	6.784
900,000.01—950,000.00	1	915,383.13	0.09	915,383.13	586	77.47	7.750
950,000.01—1,000,000.00	5	4,884,181.27	0.47	976,836.25	651	76.53	6.780
1,000,000.01 >=	12	13,798,727.52	1.33	1,149,893.96	655	76.68	6.752
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	133	$4,492,729.61	0.43%	$33,779.92	637	95.43%	10.976%
50,000.01—100,000.00	500	39,244,482.71	3.79	78,488.97	598	82.00	9.568
100,000.01—150,000.00	632	79,066,403.80	7.64	125,105.07	594	78.39	8.938
150,000.01—200,000.00	632	110,233,443.70	10.66	174,420.01	600	77.76	8.433
200,000.01—250,000.00	514	115,757,994.12	11.19	225,210.11	596	78.54	8.296
250,000.01—300,000.00	370	101,819,180.35	9.84	275,186.97	603	78.43	8.192
300,000.01—350,000.00	287	93,525,948.36	9.04	325,874.38	609	79.72	7.950
350,000.01—400,000.00	259	97,154,753.33	9.39	375,114.88	614	81.00	7.808
400,000.01—450,000.00	171	72,408,083.68	7.00	423,439.09	613	80.77	7.947
450,000.01—500,000.00	138	65,836,862.83	6.36	477,078.72	612	80.76	7.804
500,000.01—550,000.00	125	65,555,687.55	6.34	524,445.50	615	82.39	7.813
550,000.01—600,000.00	91	52,401,891.14	5.07	575,844.96	617	82.20	7.745
600,000.01—650,000.00	55	34,298,650.03	3.32	623,611.82	618	82.29	7.717
650,000.01—700,000.00	47	31,781,861.57	3.07	676,209.82	616	81.79	7.717
700,000.01—750,000.00	32	23,305,058.95	2.25	728,283.09	620	82.73	7.637
750,000.01—800,000.00	30	23,769,005.22	2.30	792,300.17	610	77.81	7.889
800,000.01—850,000.00	2	1,685,528.81	0.16	842,764.41	639	79.41	6.350
850,000.01—900,000.00	3	2,631,521.96	0.25	877,173.99	622	78.70	6.784
900,000.01—950,000.00	1	915,383.13	0.09	915,383.13	586	77.47	7.750
950,000.01—1,000,000.00	5	4,884,181.27	0.47	976,836.25	651	76.53	6.780
1,000,000.01 >=	12	13,798,727.52	1.33	1,149,893.96	655	76.68	6.752
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$175,811.46	0.02%	$43,952.87	650	100.00%	10.787%
121—180	34	2,854,368.02	0.28	83,952.00	593	78.78	8.372
181—240	6	998,539.04	0.10	166,423.17	631	75.84	7.806
301—360	3,995	1,030,538,661.12	99.61	257,957.11	608	79.98	8.121
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$175,811.46	0.02%	$43,952.87	650	100.00%	10.787%
121—180	34	2,854,368.02	0.28	83,952.00	593	78.78	8.372
181—240	6	998,539.04	0.10	166,423.17	631	75.84	7.806
301—360	3,995	1,030,538,661.12	99.61	257,957.11	608	79.98	8.121
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	3	$235,592.44	0.02%	$78,530.81	613	17.08%	8.636%
20.01—25.00	3	354,161.06	0.03	118,053.69	615	22.99	7.289
25.01—30.00	6	710,173.52	0.07	118,362.25	566	28.59	9.091
30.01—35.00	9	1,515,722.10	0.15	168,413.57	571	31.88	8.840
35.01—40.00	16	2,960,668.45	0.29	185,041.78	589	37.70	7.753
40.01—45.00	28	5,753,943.82	0.56	205,497.99	599	43.40	7.964
45.01—50.00	57	10,652,998.10	1.03	186,894.70	604	47.59	8.238
50.01—55.00	61	13,023,486.04	1.26	213,499.77	586	52.38	8.459
55.01—60.00	79	18,048,519.69	1.74	228,462.27	595	58.11	7.924
60.01—65.00	190	48,645,694.05	4.70	256,029.97	598	63.41	8.197
65.01—70.00	265	63,910,451.42	6.18	241,171.51	591	68.84	8.494
70.01—75.00	355	97,911,756.86	9.46	275,807.77	593	74.02	8.224
75.01—80.00	1,294	357,497,373.67	34.56	276,273.09	607	79.62	8.059
80.01—85.00	439	124,693,371.81	12.05	284,039.57	611	84.47	7.788
85.01—90.00	804	229,427,169.19	22.18	285,357.18	620	89.72	8.024
90.01—95.00	132	32,938,249.08	3.18	249,532.19	622	94.63	8.107
95.01—100.00	298	26,288,048.34	2.54	88,214.93	638	99.94	9.936
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	3	$235,592.44	0.02%	$78,530.81	613	17.08%	8.636%
20.01—25.00	3	354,161.06	0.03	118,053.69	615	22.99	7.289
25.01—30.00	6	710,173.52	0.07	118,362.25	566	28.59	9.091
30.01—35.00	8	1,429,865.09	0.14	178,733.14	569	31.78	8.903
35.01—40.00	15	2,900,728.47	0.28	193,381.90	590	37.65	7.678
40.01—45.00	28	5,753,943.82	0.56	205,497.99	599	43.40	7.964
45.01—50.00	56	10,539,452.63	1.02	188,204.51	604	47.58	8.230
50.01—55.00	61	13,023,486.04	1.26	213,499.77	586	52.38	8.459
55.01—60.00	77	17,242,234.28	1.67	223,925.12	597	58.16	7.949
60.01—65.00	188	47,728,811.43	4.61	253,876.66	597	63.40	8.232
65.01—70.00	247	59,727,557.55	5.77	241,811.97	590	68.84	8.496
70.01—75.00	334	91,233,251.52	8.82	273,153.45	591	73.96	8.233
75.01—80.00	941	268,084,169.90	25.91	284,892.85	598	79.48	8.104
80.01—85.00	417	122,504,867.82	11.84	293,776.66	612	84.07	7.730
85.01—90.00	690	205,067,373.26	19.82	297,199.09	620	89.43	7.922
90.01—95.00	161	40,865,319.20	3.95	253,821.86	620	91.24	8.175
95.01—100.00	804	147,166,391.61	14.22	183,042.78	629	85.32	8.473
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	684	$261,582,097.43	25.28%	$382,429.97	621	79.19%	7.569%
NY	376	143,598,172.55	13.88	381,910.03	613	78.46	7.961
FL	508	112,067,356.40	10.83	220,605.03	598	79.39	8.366
MD	333	84,082,976.30	8.13	252,501.43	597	80.64	8.227
NJ	206	61,380,986.12	5.93	297,965.95	602	79.29	8.590
MA	164	42,962,276.13	4.15	261,965.10	609	79.96	8.405
IL	214	42,814,075.31	4.14	200,065.77	608	80.53	8.607
TX	210	32,434,157.96	3.14	154,448.37	606	79.66	8.051
VA	138	31,113,724.39	3.01	225,461.77	591	79.30	8.507
GA	118	20,993,290.83	2.03	177,909.24	606	83.17	8.484
AZ	88	20,103,876.06	1.94	228,453.14	607	81.53	8.158
WA	68	17,687,853.98	1.71	260,115.50	603	82.44	7.822
PA	122	16,592,162.12	1.60	136,001.33	592	80.62	8.845
CT	70	16,378,750.17	1.58	233,982.15	600	81.03	8.276
HI	33	13,096,833.21	1.27	396,873.73	617	81.13	7.957
Other	707	117,678,790.68	11.37	166,448.08	602	82.48	8.499
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	258	$53,636,249.05	5.18%	$207,892.44	620	77.43%	8.736%
Owner Occupied	3,746	972,166,766.26	93.97	259,521.29	607	80.11	8.085
Second Home	35	8,764,364.33	0.85	250,410.41	609	80.47	8.368
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	3,311	$825,539,737.27	79.80%	$249,332.45	606	80.15%	8.104%
Multi Family	536	170,683,898.43	16.50	318,440.11	616	78.83	8.125
Condo	191	38,191,181.02	3.69	199,953.83	610	81.11	8.486
Manufactured	1	152,562.92	0.01	152,562.92	569	90.00	9.750
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,795	$756,876,850.16	73.16%	$270,796.73	604	78.52%	8.031%
Purchase	1,134	248,239,249.46	23.99	218,905.86	620	84.29	8.415
Refinance	110	29,451,280.02	2.85	267,738.91	608	80.97	7.966
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	2,637	$642,470,431.54	62.10%	$243,636.87	605	80.60%	7.846%
Limited Documentation	50	14,271,171.59	1.38	285,423.43	608	81.31	7.937
Stated Documentation	1,352	377,825,776.51	36.52	279,456.94	613	78.85	8.597
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	4	$807,763.51	0.08%	$201,940.88	500	71.42%	9.846%
501—525	267	56,292,534.90	5.44	210,833.46	514	73.87	9.917
526—550	349	79,058,017.55	7.64	226,527.27	538	75.31	9.347
551—575	579	139,489,984.69	13.48	240,915.34	562	78.44	8.802
576—600	539	135,819,522.11	13.13	251,984.27	589	79.64	8.422
601—625	798	211,758,465.32	20.47	265,361.49	612	81.56	7.910
626—650	788	204,763,033.01	19.79	259,851.56	639	81.45	7.633
651—675	483	140,056,894.64	13.54	289,972.87	662	81.86	7.208
676—700	232	66,521,163.91	6.43	286,729.15	686	81.08	7.188
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,367	$311,790,216.95	30.14%	$228,083.55	603	80.23%	8.533%
12	550	191,447,471.74	18.51	348,086.31	615	79.73	7.952
24	1,347	346,684,447.27	33.51	257,375.24	601	80.29	8.209
30	10	2,126,306.05	0.21	212,630.61	591	84.95	8.763
36	765	182,518,937.63	17.64	238,586.85	623	79.11	7.423
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	3,799	$1,020,451,124.23	98.64%	$268,610.46	608	79.70%	8.080%
2	240	14,116,255.41	1.36	58,817.73	642	99.74	11.113
Total:	4,039	$1,034,567,379.64	100.00%	$256,144.44	608	79.97%	8.122%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$849,561,392.54
Number of Mortgage Loans:	3,075
Average Scheduled Principal Balance:	$276,280.13
Weighted Average Gross Coupon:	8.204%
Weighted Average Original Credit Score:	604
Weighted Average Original LTV Ratio²:	80.21%
Weighted Average Combined Original LTV Ratio²:	82.76%
Weighted Average Stated Remaining Term (months):	356
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.644%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	7.20%
Silent Seconds:	15.29%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM	778	$162,961,580.15	19.18%	$209,462.19	580	78.33%	8.919%
2YR-ARM 5YR-IO	65	24,340,486.00	2.87	374,469.02	647	80.15	6.801
3YR-ARM	419	88,570,604.55	10.43	211,385.69	590	77.92	8.758
3YR-ARM 3YR-IO	40	16,693,452.00	1.96	417,336.30	647	81.56	6.400
3YR-ARM 5YR-IO	48	17,705,786.00	2.08	368,870.54	647	80.86	6.591
40/30 2YR-ARM	167	46,569,245.07	5.48	278,857.75	598	78.19	8.308
40/30 3YR-ARM	138	44,241,706.52	5.21	320,592.08	614	83.11	7.841
50/30 2YR-ARM	1,010	314,719,190.98	37.04	311,603.16	609	80.92	8.135
50/30 3YR-ARM	387	126,241,671.22	14.86	326,205.87	612	81.94	7.937
50/30 5YR-ARM	6	1,984,660.06	0.23	330,776.68	598	79.33	8.539
5YR-ARM	10	3,084,609.99	0.36	308,461.00	605	78.92	7.662
5YR-ARM 5YR-IO	7	2,448,400.00	0.29	349,771.43	666	81.77	6.312
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	8	$3,238,068.12	0.38%	$404,758.52	656	80.06%	5.414%
5.501—6.000	59	23,128,144.81	2.72	392,002.45	652	78.11	5.874
6.001—6.500	125	49,607,680.29	5.84	396,861.44	647	78.93	6.324
6.501—7.000	276	101,869,725.60	11.99	369,093.21	635	79.96	6.851
7.001—7.500	289	96,591,255.20	11.37	334,225.80	628	80.69	7.336
7.501—8.000	424	130,165,419.79	15.32	306,993.91	614	80.12	7.798
8.001—8.500	397	111,805,785.64	13.16	281,626.66	602	82.10	8.323
8.501—9.000	524	133,595,012.97	15.73	254,952.31	590	82.32	8.808
9.001—9.500	345	80,183,958.65	9.44	232,417.27	577	80.98	9.296
9.501—10.000	313	67,189,481.43	7.91	214,662.88	563	79.98	9.786
10.001—10.500	116	21,083,646.76	2.48	181,755.58	551	76.31	10.305
10.501—11.000	76	13,126,311.64	1.55	172,714.63	539	73.23	10.758
11.001—11.500	48	6,422,882.65	0.76	133,810.06	542	69.58	11.305
11.501—12.000	38	5,425,237.48	0.64	142,769.41	539	63.63	11.785
12.001—12.500	28	4,010,274.76	0.47	143,224.10	551	63.48	12.325
12.501—13.000	9	2,118,506.75	0.25	235,389.64	541	62.33	12.717
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,651.07	0.04%	$49,941.85	592	61.71%	10.892%
50,000.01—100,000.00	306	24,222,161.93	2.85	79,157.39	583	78.99	9.460
100,000.01—150,000.00	475	59,558,793.14	7.01	125,386.93	589	78.50	9.059
150,000.01—200,000.00	488	85,149,449.93	10.02	174,486.58	593	78.44	8.642
200,000.01—250,000.00	424	95,894,955.16	11.29	226,167.35	592	78.88	8.435
250,000.01—300,000.00	305	83,761,149.74	9.86	274,626.72	598	79.35	8.361
300,000.01—350,000.00	239	77,865,621.58	9.17	325,797.58	604	80.19	8.112
350,000.01—400,000.00	211	79,236,557.50	9.33	375,528.71	611	81.44	7.938
400,000.01—450,000.00	147	62,272,519.09	7.33	423,622.58	610	80.90	8.082
450,000.01—500,000.00	116	55,341,112.58	6.51	477,078.56	608	81.41	7.919
500,000.01—550,000.00	110	57,719,872.01	6.79	524,726.11	613	82.57	7.947
550,000.01—600,000.00	81	46,644,592.27	5.49	575,859.16	616	82.38	7.789
600,000.01—650,000.00	53	33,065,685.07	3.89	623,880.85	618	82.29	7.741
650,000.01—700,000.00	41	27,675,786.71	3.26	675,019.19	614	82.16	7.752
700,000.01—750,000.00	27	19,676,134.53	2.32	728,745.72	615	82.42	7.784
750,000.01—800,000.00	28	22,188,251.51	2.61	792,437.55	609	77.66	7.975
800,000.01—850,000.00	1	836,508.72	0.10	836,508.72	638	85.00	5.700
850,000.01—900,000.00	3	2,631,521.96	0.31	877,173.99	622	78.70	6.784
950,000.01—1,000,000.00	4	3,927,451.09	0.46	981,862.77	651	75.69	6.763
1,000,000.01 >=	10	11,593,616.95	1.36	1,159,361.70	651	76.05	6.834
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	6	$299,651.07	0.04%	$49,941.85	592	61.71%	10.892%
50,000.01—100,000.00	308	24,421,905.57	2.87	79,291.90	583	79.02	9.465
100,000.01—150,000.00	474	59,508,749.29	7.00	125,545.88	589	78.49	9.055
150,000.01—200,000.00	487	84,999,750.14	10.01	174,537.47	593	78.44	8.642
200,000.01—250,000.00	425	96,144,867.80	11.32	226,223.22	592	78.90	8.436
250,000.01—300,000.00	304	83,511,237.10	9.83	274,708.02	598	79.33	8.359
300,000.01—350,000.00	239	77,865,621.58	9.17	325,797.58	604	80.19	8.112
350,000.01—400,000.00	211	79,236,557.50	9.33	375,528.71	611	81.44	7.938
400,000.01—450,000.00	147	62,272,519.09	7.33	423,622.58	610	80.90	8.082
450,000.01—500,000.00	117	55,840,694.80	6.57	477,270.90	608	81.48	7.932
500,000.01—550,000.00	109	57,220,289.79	6.74	524,956.79	613	82.50	7.934
550,000.01—600,000.00	82	47,243,160.60	5.56	576,136.10	616	82.35	7.779
600,000.01—650,000.00	52	32,467,116.74	3.82	624,367.63	617	82.33	7.756
650,000.01—700,000.00	41	27,675,786.71	3.26	675,019.19	614	82.16	7.752
700,000.01—750,000.00	27	19,676,134.53	2.32	728,745.72	615	82.42	7.784
750,000.01—800,000.00	28	22,188,251.51	2.61	792,437.55	609	77.66	7.975
800,000.01—850,000.00	1	836,508.72	0.10	836,508.72	638	85.00	5.700
850,000.01—900,000.00	3	2,631,521.96	0.31	877,173.99	622	78.70	6.784
950,000.01—1,000,000.00	4	3,927,451.09	0.46	981,862.77	651	75.69	6.763
1,000,000.01 >=	10	11,593,616.95	1.36	1,159,361.70	651	76.05	6.834
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$49,960.78	0.01%	$49,960.78	599	20.00%	12.450%
25.01—30.00	4	560,454.89	0.07	140,113.72	566	29.02	9.155
30.01—35.00	7	1,290,060.97	0.15	184,294.42	574	31.66	8.807
35.01—40.00	10	2,022,149.36	0.24	202,214.94	586	37.91	7.490
40.01—45.00	16	3,352,386.71	0.39	209,524.17	582	43.43	8.601
45.01—50.00	38	6,657,185.07	0.78	175,189.08	590	47.76	8.882
50.01—55.00	44	10,079,934.55	1.19	229,089.42	582	52.48	8.556
55.01—60.00	56	12,998,193.97	1.53	232,110.61	584	57.77	8.278
60.01—65.00	136	38,134,308.95	4.49	280,399.33	593	63.40	8.339
65.01—70.00	223	53,514,443.43	6.30	239,975.08	586	68.86	8.687
70.01—75.00	268	76,620,226.09	9.02	285,896.37	586	74.08	8.410
75.01—80.00	1,086	301,129,709.47	35.45	277,283.34	603	79.65	8.194
80.01—85.00	342	103,326,555.82	12.16	302,124.43	608	84.49	7.840
85.01—90.00	686	201,971,757.47	23.77	294,419.47	618	89.75	8.094
90.01—95.00	97	26,809,237.43	3.16	276,383.89	617	94.70	8.197
95.01—100.00	61	11,044,827.58	1.30	181,062.75	631	99.97	8.760
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$49,960.78	0.01%	$49,960.78	599	20.00%	12.450%
25.01—30.00	4	560,454.89	0.07	140,113.72	566	29.02	9.155
30.01—35.00	7	1,290,060.97	0.15	184,294.42	574	31.66	8.807
35.01—40.00	9	1,962,209.38	0.23	218,023.26	587	37.85	7.372
40.01—45.00	16	3,352,386.71	0.39	209,524.17	582	43.43	8.601
45.01—50.00	37	6,543,639.60	0.77	176,855.12	591	47.75	8.880
50.01—55.00	44	10,079,934.55	1.19	229,089.42	582	52.48	8.556
55.01—60.00	54	12,191,908.56	1.44	225,776.08	587	57.83	8.337
60.01—65.00	134	37,217,426.33	4.38	277,741.99	592	63.39	8.386
65.01—70.00	208	50,495,313.85	5.94	242,765.93	585	68.87	8.681
70.01—75.00	251	71,324,756.35	8.40	284,162.38	584	74.03	8.436
75.01—80.00	760	219,036,755.81	25.78	288,206.26	592	79.52	8.271
80.01—85.00	322	100,992,833.42	11.89	313,642.34	608	84.07	7.800
85.01—90.00	581	178,428,493.98	21.00	307,105.84	618	89.48	7.995
90.01—95.00	123	33,916,863.73	3.99	275,746.86	615	90.83	8.283
95.01—100.00	524	122,118,393.63	14.37	233,050.37	627	83.92	8.228
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	557	$225,829,495.47	26.58%	$405,438.95	619	79.57%	7.610%
NY	279	111,343,212.26	13.11	399,079.61	607	78.96	8.119
FL	378	90,663,812.30	10.67	239,851.36	593	80.14	8.511
MD	269	72,158,571.94	8.49	268,247.48	596	81.24	8.243
NJ	168	51,586,686.29	6.07	307,063.61	597	79.15	8.742
IL	171	37,145,398.50	4.37	217,224.55	604	80.31	8.680
MA	120	35,263,798.24	4.15	293,864.99	605	79.21	8.437
VA	110	25,901,410.94	3.05	235,467.37	584	78.89	8.617
GA	92	18,129,853.25	2.13	197,063.62	604	82.62	8.511
AZ	74	17,701,649.30	2.08	239,211.48	607	81.74	8.221
TX	102	16,485,230.83	1.94	161,619.91	595	80.13	8.225
WA	54	14,449,472.08	1.70	267,582.82	594	82.54	8.005
PA	90	13,203,521.38	1.55	146,705.79	587	80.30	8.961
CT	52	12,700,463.33	1.49	244,239.68	590	80.20	8.608
NC	58	10,491,470.50	1.23	180,887.42	596	81.93	8.654
Other	501	96,507,345.93	11.36	192,629.43	600	82.41	8.471
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	221	$48,368,118.93	5.69%	$218,860.27	617	77.28%	8.766%
Owner Occupied	2,821	793,203,758.04	93.37	281,178.22	603	80.39	8.169
Second Home	33	7,989,515.57	0.94	242,106.53	605	80.41	8.355
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	2,523	$678,987,506.20	79.92%	$269,119.11	602	80.42%	8.194%
Multi Family	403	137,588,737.58	16.20	341,411.26	612	78.98	8.200
Condo	148	32,832,585.84	3.86	221,841.80	610	80.95	8.435
Manufactured	1	152,562.92	0.02	152,562.92	569	90.00	9.750
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,146	$614,874,891.13	72.38%	$286,521.38	600	78.86%	8.150%
Purchase	851	214,926,620.90	25.30	252,557.72	617	83.96	8.350
Refinance	78	19,759,880.51	2.33	253,331.80	600	81.52	8.302
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	1,917	$499,178,497.95	58.76%	$260,395.67	600	80.96%	7.946%
Limited Documentation	38	11,846,742.32	1.39	311,756.38	604	82.30	7.975
Stated Documentation	1,120	338,536,152.27	39.85	302,264.42	611	79.02	8.594
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	4	$807,763.51	0.10%	$201,940.88	500	71.42%	9.846%
501—525	247	52,451,872.30	6.17	212,355.76	514	74.17	9.890
526—550	312	72,284,704.95	8.51	231,681.75	538	75.39	9.361
551—575	502	125,927,543.80	14.82	250,851.68	562	79.05	8.804
576—600	449	117,657,430.70	13.85	262,043.28	589	80.11	8.454
601—625	602	174,289,983.41	20.52	289,518.24	612	82.26	7.989
626—650	497	152,835,987.41	17.99	307,517.08	639	81.36	7.604
651—675	312	105,642,763.43	12.43	338,598.60	663	82.20	7.190
676—700	150	47,663,343.03	5.61	317,755.62	685	82.01	7.330
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,042	$261,985,394.96	30.84%	$251,425.52	600	80.15%	8.592%
12	432	155,350,467.37	18.29	359,607.56	611	80.39	8.067
24	1,250	334,403,862.20	39.36	267,523.09	600	80.12	8.178
30	8	1,621,924.81	0.19	202,740.60	582	84.11	8.923
36	343	96,199,743.20	11.32	280,465.72	618	80.31	7.452
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	4	$1,577,568.12	0.19%	$394,392.03	651	83.93%	5.323%
3.001—4.000	142	56,094,437.40	6.60	395,031.25	652	78.16	6.074
4.001—5.000	514	184,696,823.30	21.74	359,332.34	633	80.02	6.992
5.001—6.000	890	257,935,801.85	30.36	289,815.51	610	80.79	8.000
6.001—7.000	1,525	349,256,761.87	41.11	229,020.83	577	80.19	9.352
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	67	$26,366,212.93	3.10%	$393,525.57	652	78.35%	5.817%
12.001—13.000	401	151,477,405.89	17.83	377,749.14	639	79.62	6.678
13.001—14.000	713	226,756,674.99	26.69	318,031.80	620	80.36	7.601
14.001—15.000	921	245,400,798.61	28.89	266,450.38	595	82.22	8.587
15.001—16.000	658	147,373,440.08	17.35	223,971.79	571	80.52	9.519
16.001—17.000	192	34,209,958.40	4.03	178,176.87	546	75.13	10.479
17.001—18.000	86	11,848,120.13	1.39	137,768.84	541	66.86	11.525
18.001—19.000	37	6,128,781.51	0.72	165,642.74	547	63.08	12.460
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	67	$26,366,212.93	3.10%	$393,525.57	652	78.35%	5.817%
6.001—7.000	401	151,477,405.89	17.83	377,749.14	639	79.62	6.678
7.001—8.000	713	226,756,674.99	26.69	318,031.80	620	80.36	7.601
8.001—9.000	921	245,400,798.61	28.89	266,450.38	595	82.22	8.587
9.001—10.000	658	147,373,440.08	17.35	223,971.79	571	80.52	9.519
10.001—11.000	192	34,209,958.40	4.03	178,176.87	546	75.13	10.479
11.001—12.000	86	11,848,120.13	1.39	137,768.84	541	66.86	11.525
12.001 >=	37	6,128,781.51	0.72	165,642.74	547	63.08	12.460
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2008-04-01	1	$172,201.07	0.02%	$172,201.07	603	80.00%	8.100%
2008-05-01	1	181,600.00	0.02	181,600.00	691	80.00	7.990
2008-06-01	1	126,700.13	0.01	126,700.13	634	80.00	9.260
2008-07-01	6	746,627.51	0.09	124,437.92	630	79.28	9.338
2008-08-01	2	257,209.26	0.03	128,604.63	654	80.00	7.652
2008-09-01	27	6,484,023.18	0.76	240,149.01	587	78.93	9.131
2008-10-01	51	15,251,310.08	1.80	299,045.30	595	79.48	8.385
2008-11-01	129	40,759,681.65	4.80	315,966.52	590	80.02	8.375
2008-12-01	1,106	300,413,886.66	35.36	271,621.96	602	80.18	8.385
2009-01-01	696	184,197,262.66	21.68	264,651.24	602	79.45	8.174
2009-09-01	3	957,964.28	0.11	319,321.43	642	81.55	7.122
2009-10-01	25	7,520,999.17	0.89	300,839.97	574	76.88	9.391
2009-11-01	74	25,139,079.78	2.96	339,717.29	611	79.53	8.095
2009-12-01	586	164,331,141.86	19.34	280,428.57	612	81.09	7.984
2010-01-01	344	95,504,035.20	11.24	277,628.01	608	80.98	7.907
2011-12-01	13	4,911,666.72	0.58	377,820.52	622	80.71	7.557
2012-01-01	10	2,606,003.33	0.31	260,600.33	624	78.54	7.258
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%
Total:	3,075	$849,561,392.54	100.00%	$276,280.13	604	80.21%	8.204%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$185,005,987.10
Number of Mortgage Loans:	964
Average Scheduled Principal Balance:	$191,914.92
Weighted Average Gross Coupon:	7.741%
Weighted Average Original Credit Score:	626
Weighted Average Original LTV Ratio[1]:	78.88%
Weighted Average Combined Original LTV Ratio[1]:	80.07%
Weighted Average Stated Remaining Term (months):	353
Weighted Average Original Term (months) :	356
Interest Only Loans:	0.00%
Silent Seconds:	6.87%

(1) The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 Fixed	4	$175,811.46	0.10%	$43,952.87	650	100.00%	10.787%
15 Fixed	34	2,854,368.02	1.54	83,952.00	593	78.78	8.372
20 Fixed	6	998,539.04	0.54	166,423.17	631	75.84	7.806
30 Fixed	658	104,101,076.87	56.27	158,208.32	622	78.25	8.043
40/30 Fixed	106	29,559,612.10	15.98	278,864.27	632	80.45	7.239
50/30 Fixed	156	47,316,579.61	25.58	303,311.41	633	79.28	7.340
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	7	$2,116,160.00	1.14%	$302,308.57	664	69.32%	5.990%
6.001—6.500	113	35,966,434.90	19.44	318,287.03	656	75.73	6.372
6.501—7.000	173	49,438,703.18	26.72	285,772.85	637	77.64	6.819
7.001—7.500	98	22,576,545.77	12.20	230,372.92	633	78.44	7.324
7.501—8.000	92	21,807,366.17	11.79	237,036.59	604	78.11	7.815
8.001—8.500	54	10,148,198.72	5.49	187,929.61	613	79.18	8.351
8.501—9.000	62	9,685,989.55	5.24	156,225.64	590	76.80	8.785
9.001—9.500	32	5,569,906.26	3.01	174,059.57	580	77.37	9.275
9.501—10.000	86	7,736,128.68	4.18	89,954.98	585	82.32	9.844
10.001—10.500	53	5,844,308.81	3.16	110,269.98	592	83.24	10.258
10.501—11.000	61	5,676,780.70	3.07	93,061.98	598	85.94	10.814
11.001—11.500	82	4,995,886.05	2.70	60,925.44	639	98.38	11.404
11.501—12.000	28	2,053,667.22	1.11	73,345.26	609	93.55	11.726
12.001—12.500	14	996,258.83	0.54	71,161.35	613	99.81	12.352
12.501—13.000	8	267,761.12	0.14	33,470.14	630	93.60	12.756
13.001—13.500	1	125,891.14	0.07	125,891.14	609	100.00	13.325
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	126	$4,143,137.03	2.24%	$32,882.04	641	98.12%	10.987%
50,000.01—100,000.00	193	14,872,518.65	8.04	77,059.68	623	86.87	9.740
100,000.01—150,000.00	156	19,257,874.18	10.41	123,447.91	612	78.25	8.600
150,000.01—200,000.00	147	25,533,473.89	13.80	173,697.10	621	75.37	7.727
200,000.01—250,000.00	89	19,613,126.32	10.60	220,372.21	616	76.79	7.608
250,000.01—300,000.00	66	18,307,943.25	9.90	277,393.08	626	74.32	7.434
300,000.01—350,000.00	47	15,310,392.62	8.28	325,753.03	636	77.21	7.110
350,000.01—400,000.00	49	18,268,129.99	9.87	372,818.98	629	79.18	7.257
400,000.01—450,000.00	24	10,135,564.59	5.48	422,315.19	627	79.95	7.120
450,000.01—500,000.00	21	9,996,168.03	5.40	476,008.00	634	76.69	7.091
500,000.01—550,000.00	16	8,335,397.76	4.51	520,962.36	633	81.58	6.983
550,000.01—600,000.00	9	5,158,730.54	2.79	573,192.28	623	80.83	7.439
600,000.01—650,000.00	3	1,831,533.29	0.99	610,511.10	631	81.53	7.031
650,000.01—700,000.00	6	4,106,074.86	2.22	684,345.81	631	79.25	7.482
700,000.01—750,000.00	5	3,628,924.42	1.96	725,784.88	647	84.45	6.838
750,000.01—800,000.00	2	1,580,753.71	0.85	790,376.86	618	80.00	6.677
800,000.01—850,000.00	1	849,020.09	0.46	849,020.09	639	73.91	6.990
900,000.01—950,000.00	1	915,383.13	0.49	915,383.13	586	77.47	7.750
950,000.01—1,000,000.00	1	956,730.18	0.52	956,730.18	648	80.00	6.850
1,000,000.01 >=	2	2,205,110.57	1.19	1,102,555.29	680	80.00	6.324
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	127	$4,193,078.54	2.27%	$33,016.37	640	97.84%	10.982%
50,000.01—100,000.00	192	14,822,577.14	8.01	77,200.92	623	86.91	9.737
100,000.01—150,000.00	158	19,557,654.51	10.57	123,782.62	612	78.07	8.583
150,000.01—200,000.00	145	25,233,693.56	13.64	174,025.47	621	75.47	7.730
200,000.01—250,000.00	89	19,613,126.32	10.60	220,372.21	616	76.79	7.608
250,000.01—300,000.00	66	18,307,943.25	9.90	277,393.08	626	74.32	7.434
300,000.01—350,000.00	48	15,660,326.78	8.46	326,256.81	635	77.38	7.140
350,000.01—400,000.00	48	17,918,195.83	9.69	373,295.75	630	79.07	7.233
400,000.01—450,000.00	24	10,135,564.59	5.48	422,315.19	627	79.95	7.120
450,000.01—500,000.00	21	9,996,168.03	5.40	476,008.00	634	76.69	7.091
500,000.01—550,000.00	16	8,335,397.76	4.51	520,962.36	633	81.58	6.983
550,000.01—600,000.00	9	5,158,730.54	2.79	573,192.28	623	80.83	7.439
600,000.01—650,000.00	3	1,831,533.29	0.99	610,511.10	631	81.53	7.031
650,000.01—700,000.00	6	4,106,074.86	2.22	684,345.81	631	79.25	7.482
700,000.01—750,000.00	5	3,628,924.42	1.96	725,784.88	647	84.45	6.838
750,000.01—800,000.00	2	1,580,753.71	0.85	790,376.86	618	80.00	6.677
800,000.01—850,000.00	1	849,020.09	0.46	849,020.09	639	73.91	6.990
900,000.01—950,000.00	1	915,383.13	0.49	915,383.13	586	77.47	7.750
950,000.01—1,000,000.00	1	956,730.18	0.52	956,730.18	648	80.00	6.850
1,000,000.01 >=	2	2,205,110.57	1.19	1,102,555.29	680	80.00	6.324
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$175,811.46	0.10%	$43,952.87	650	100.00%	10.787%
121—180	34	2,854,368.02	1.54	83,952.00	593	78.78	8.372
181—240	6	998,539.04	0.54	166,423.17	631	75.84	7.806
301—360	920	180,977,268.58	97.82	196,714.42	626	78.88	7.728
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	4	$175,811.46	0.10%	$43,952.87	650	100.00%	10.787%
121—180	34	2,854,368.02	1.54	83,952.00	593	78.78	8.372
181—240	6	998,539.04	0.54	166,423.17	631	75.84	7.806
301—360	920	180,977,268.58	97.82	196,714.42	626	78.88	7.728
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	2	$185,631.66	0.10%	$92,815.83	616	16.30%	7.609%
20.01—25.00	3	354,161.06	0.19	118,053.69	615	22.99	7.289
25.01—30.00	2	149,718.63	0.08	74,859.32	565	26.99	8.850
30.01—35.00	2	225,661.13	0.12	112,830.57	558	33.16	9.033
35.01—40.00	6	938,519.09	0.51	156,419.85	597	37.23	8.320
40.01—45.00	12	2,401,557.11	1.30	200,129.76	623	43.36	7.075
45.01—50.00	19	3,995,813.03	2.16	210,305.95	626	47.31	7.166
50.01—55.00	17	2,943,551.49	1.59	173,150.09	601	52.06	8.126
55.01—60.00	23	5,050,325.72	2.73	219,579.38	621	58.96	7.013
60.01—65.00	54	10,511,385.10	5.68	194,655.28	616	63.43	7.684
65.01—70.00	42	10,396,007.99	5.62	247,524.00	617	68.74	7.497
70.01—75.00	87	21,291,530.77	11.51	244,730.24	615	73.79	7.558
75.01—80.00	208	56,367,664.20	30.47	270,998.39	625	79.46	7.338
80.01—85.00	97	21,366,815.99	11.55	220,276.45	625	84.35	7.537
85.01—90.00	118	27,455,411.72	14.84	232,672.98	635	89.49	7.504
90.01—95.00	35	6,129,011.65	3.31	175,114.62	646	94.31	7.717
95.01—100.00	237	15,243,220.76	8.24	64,317.39	644	99.91	10.788
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	2	$185,631.66	0.10%	$92,815.83	616	16.30%	7.609%
20.01—25.00	3	354,161.06	0.19	118,053.69	615	22.99	7.289
25.01—30.00	2	149,718.63	0.08	74,859.32	565	26.99	8.850
30.01—35.00	1	139,804.12	0.08	139,804.12	526	32.94	9.790
35.01—40.00	6	938,519.09	0.51	156,419.85	597	37.23	8.320
40.01—45.00	12	2,401,557.11	1.30	200,129.76	623	43.36	7.075
45.01—50.00	19	3,995,813.03	2.16	210,305.95	626	47.31	7.166
50.01—55.00	17	2,943,551.49	1.59	173,150.09	601	52.06	8.126
55.01—60.00	23	5,050,325.72	2.73	219,579.38	621	58.96	7.013
60.01—65.00	54	10,511,385.10	5.68	194,655.28	616	63.43	7.684
65.01—70.00	39	9,232,243.70	4.99	236,724.20	616	68.66	7.481
70.01—75.00	83	19,908,495.17	10.76	239,861.39	614	73.71	7.506
75.01—80.00	181	49,047,414.09	26.51	270,980.19	622	79.30	7.358
80.01—85.00	95	21,512,034.40	11.63	226,442.47	629	84.05	7.403
85.01—90.00	109	26,638,879.28	14.40	244,393.39	636	89.09	7.432
90.01—95.00	38	6,948,455.47	3.76	182,854.09	648	93.21	7.650
95.01—100.00	280	25,047,997.98	13.54	89,457.14	637	92.14	9.668
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	127	$35,752,601.96	19.33%	$281,516.55	635	76.75%	7.316%
NY	97	32,254,960.29	17.43	332,525.36	631	76.74	7.415
FL	130	21,403,544.10	11.57	164,642.65	619	76.22	7.749
TX	108	15,948,927.13	8.62	147,675.25	616	79.17	7.871
MD	64	11,924,404.36	6.45	186,318.82	605	77.00	8.134
NJ	38	9,794,299.83	5.29	257,744.73	631	80.06	7.789
MA	44	7,698,477.89	4.16	174,965.41	628	83.40	8.260
IL	43	5,668,676.81	3.06	131,829.69	633	81.93	8.127
VA	28	5,212,313.45	2.82	186,154.05	624	81.33	7.959
CT	18	3,678,286.84	1.99	204,349.27	634	83.89	7.129
HI	10	3,541,909.55	1.91	354,190.96	633	77.53	7.514
PA	32	3,388,640.74	1.83	105,895.02	611	81.83	8.394
WA	14	3,238,381.90	1.75	231,312.99	643	81.98	7.006
GA	26	2,863,437.58	1.55	110,132.21	625	86.70	8.313
AZ	14	2,402,226.76	1.30	171,587.63	612	79.98	7.691
Other	171	20,234,897.91	10.94	118,332.74	621	83.07	8.370
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	37	$5,268,130.12	2.85%	$142,381.90	640	78.89%	8.459%
Owner Occupied	925	178,963,008.22	96.73	193,473.52	625	78.87	7.717
Second Home	2	774,848.76	0.42	387,424.38	657	81.04	8.493
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	788	$146,552,231.07	79.21%	$185,979.99	625	78.92%	7.686%
Multi Family	133	33,095,160.85	17.89	248,835.80	633	78.18	7.815
Condo	43	5,358,595.18	2.90	124,618.49	610	82.06	8.801
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	649	$142,001,959.03	76.76%	$218,801.17	623	77.04%	7.516%
Purchase	283	33,312,628.56	18.01	117,712.47	638	86.43	8.835
Refinance	32	9,691,399.51	5.24	302,856.23	624	79.85	7.281
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	720	$143,291,933.59	77.45%	$199,016.57	625	79.34%	7.498%
Limited Documentation	12	2,424,429.27	1.31	202,035.77	624	76.51	7.750
Stated Documentation	232	39,289,624.24	21.24	169,351.83	630	77.35	8.629
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
501—525	20	$3,840,662.60	2.08%	$192,033.13	517	69.79%	10.288%
526—550	37	6,773,312.60	3.66	183,062.50	537	74.43	9.206
551—575	77	13,562,440.89	7.33	176,135.60	561	72.76	8.785
576—600	90	18,162,091.41	9.82	201,801.02	589	76.58	8.211
601—625	196	37,468,481.91	20.25	191,165.72	612	78.29	7.542
626—650	291	51,927,045.60	28.07	178,443.46	639	81.71	7.717
651—675	171	34,414,131.21	18.60	201,252.23	662	80.85	7.262
676—700	82	18,857,820.88	10.19	229,973.43	688	78.73	6.829
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	325	$49,804,821.99	26.92%	$153,245.61	619	80.67%	8.224%
12	118	36,097,004.37	19.51	305,906.82	632	76.87	7.460
24	97	12,280,585.07	6.64	126,603.97	621	85.03	9.054
30	2	504,381.24	0.27	252,190.62	619	87.63	8.248
36	422	86,319,194.43	46.66	204,547.85	628	77.76	7.391
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	724	$170,889,731.69	92.37%	$236,035.54	624	77.16%	7.463%
2	240	14,116,255.41	7.63	58,817.73	642	99.74	11.113
Total:	964	$185,005,987.10	100.00%	$191,914.92	626	78.88%	7.741%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$610,632,665.56
Number of Mortgage Loans:	1,970
Average Scheduled Principal Balance:	$309,965.82
Weighted Average Gross Coupon:	7.982%
Weighted Average Original Credit Score:	612
Weighted Average Original LTV Ratio²:	80.93%
Weighted Average Combined Original LTV Ratio²:	83.05%
Weighted Average Stated Remaining Term (months):	356
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.586%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	0.00%
Silent Seconds:	12.95%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40/30 2YR-ARM	167	$46,569,245.07	7.63%	$278,857.75	598	78.19%	8.308%
40/30 3YR-ARM	138	44,241,706.52	7.25	320,592.08	614	83.11	7.841
40/30 Fixed	106	29,559,612.10	4.84	278,864.27	632	80.45	7.239
50/30 2YR-ARM	1,010	314,719,190.98	51.54	311,603.16	609	80.92	8.135
50/30 3YR-ARM	387	126,241,671.22	20.67	326,205.87	612	81.94	7.937
50/30 5YR-ARM	6	1,984,660.06	0.33	330,776.68	598	79.33	8.539
50/30 Fixed	156	47,316,579.61	7.75	303,311.41	633	79.28	7.340
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	1	$419,579.74	0.07%	$419,579.74	667	80.00%	5.350%
5.501—6.000	28	10,749,657.01	1.76	383,916.32	651	76.71	5.840
6.001—6.500	113	43,651,260.34	7.15	386,294.34	647	79.56	6.359
6.501—7.000	245	89,866,206.24	14.72	366,800.84	635	79.62	6.854
7.001—7.500	243	84,086,862.40	13.77	346,036.47	625	80.93	7.336
7.501—8.000	344	111,821,855.44	18.31	325,063.53	615	80.60	7.796
8.001—8.500	273	84,009,912.08	13.76	307,728.62	603	82.48	8.321
8.501—9.000	328	90,805,992.96	14.87	276,847.54	597	83.50	8.810
9.001—9.500	161	42,802,168.31	7.01	265,851.98	586	81.96	9.293
9.501—10.000	142	33,387,418.23	5.47	235,122.66	573	80.81	9.765
10.001—10.500	48	10,360,253.66	1.70	215,838.62	565	76.42	10.286
10.501—11.000	21	4,573,564.78	0.75	217,788.80	545	73.42	10.725
11.001—11.500	10	1,501,014.77	0.25	150,101.48	546	69.81	11.283
11.501—12.000	7	1,293,963.85	0.21	184,851.98	581	61.18	11.797
12.001—12.500	4	545,839.43	0.09	136,459.86	518	63.42	12.331
12.501—13.000	2	757,116.32	0.12	378,558.16	568	65.00	12.739
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	1	$49,977.49	0.01%	$49,977.49	517	74.63%	11.150%
50,000.01—100,000.00	91	7,453,534.03	1.22	81,906.97	599	78.27	8.991
100,000.01—150,000.00	225	28,699,891.05	4.70	127,555.07	607	79.21	8.642
150,000.01—200,000.00	286	50,096,280.00	8.20	175,161.82	606	78.56	8.385
200,000.01—250,000.00	297	67,205,962.27	11.01	226,282.70	601	80.37	8.170
250,000.01—300,000.00	213	58,650,297.20	9.60	275,353.51	610	79.40	8.110
300,000.01—350,000.00	195	63,710,190.91	10.43	326,718.93	611	80.76	7.946
350,000.01—400,000.00	170	63,728,136.33	10.44	374,871.39	611	82.40	7.889
400,000.01—450,000.00	123	52,183,862.28	8.55	424,259.04	615	81.36	7.923
450,000.01—500,000.00	90	42,995,271.68	7.04	477,725.24	609	81.86	7.822
500,000.01—550,000.00	85	44,645,551.07	7.31	525,241.78	619	83.10	7.773
550,000.01—600,000.00	70	40,281,688.74	6.60	575,452.70	613	82.76	7.854
600,000.01—650,000.00	35	21,871,513.51	3.58	624,900.39	621	82.08	7.649
650,000.01—700,000.00	31	20,963,467.93	3.43	676,240.90	625	83.41	7.775
700,000.01—750,000.00	21	15,290,754.66	2.50	728,131.17	627	82.79	7.588
750,000.01—800,000.00	23	18,299,453.18	3.00	795,628.40	609	79.01	8.041
800,000.01—850,000.00	2	1,685,528.81	0.28	842,764.41	639	79.41	6.350
850,000.01—900,000.00	2	1,756,521.96	0.29	878,260.98	605	80.00	7.175
950,000.01—1,000,000.00	3	2,956,821.01	0.48	985,607.00	645	75.91	6.816
1,000,000.01 >=	7	8,107,961.45	1.33	1,158,280.21	656	74.35	6.752
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	1	$49,977.49	0.01%	$49,977.49	517	74.63%	11.150%
50,000.01—100,000.00	91	7,453,534.03	1.22	81,906.97	599	78.27	8.991
100,000.01—150,000.00	226	28,849,821.76	4.72	127,654.08	606	79.02	8.636
150,000.01—200,000.00	285	49,946,349.29	8.18	175,250.35	606	78.66	8.388
200,000.01—250,000.00	297	67,205,962.27	11.01	226,282.70	601	80.37	8.170
250,000.01—300,000.00	213	58,650,297.20	9.60	275,353.51	610	79.40	8.110
300,000.01—350,000.00	196	64,060,125.07	10.49	326,837.37	610	80.78	7.949
350,000.01—400,000.00	169	63,378,202.17	10.38	375,018.95	611	82.39	7.886
400,000.01—450,000.00	123	52,183,862.28	8.55	424,259.04	615	81.36	7.923
450,000.01—500,000.00	90	42,995,271.68	7.04	477,725.24	609	81.86	7.822
500,000.01—550,000.00	85	44,645,551.07	7.31	525,241.78	619	83.10	7.773
550,000.01—600,000.00	70	40,281,688.74	6.60	575,452.70	613	82.76	7.854
600,000.01—650,000.00	35	21,871,513.51	3.58	624,900.39	621	82.08	7.649
650,000.01—700,000.00	31	20,963,467.93	3.43	676,240.90	625	83.41	7.775
700,000.01—750,000.00	21	15,290,754.66	2.50	728,131.17	627	82.79	7.588
750,000.01—800,000.00	23	18,299,453.18	3.00	795,628.40	609	79.01	8.041
800,000.01—850,000.00	2	1,685,528.81	0.28	842,764.41	639	79.41	6.350
850,000.01—900,000.00	2	1,756,521.96	0.29	878,260.98	605	80.00	7.175
950,000.01—1,000,000.00	3	2,956,821.01	0.48	985,607.00	645	75.91	6.816
1,000,000.01 >=	7	8,107,961.45	1.33	1,158,280.21	656	74.35	6.752
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$62,961.75	0.01%	$62,961.75	613	16.32%	6.750%
20.01—25.00	1	50,990.16	0.01	50,990.16	571	25.00	9.750
25.01—30.00	3	360,773.56	0.06	120,257.85	565	28.81	8.383
30.01—35.00	4	559,751.18	0.09	139,937.80	581	31.65	8.577
35.01—40.00	6	1,767,702.10	0.29	294,617.02	597	37.34	7.167
40.01—45.00	12	2,957,101.86	0.48	246,425.16	589	43.28	8.388
45.01—50.00	25	4,454,523.16	0.73	178,180.93	603	47.60	7.845
50.01—55.00	33	8,014,168.80	1.31	242,853.60	599	52.43	7.976
55.01—60.00	37	8,698,542.35	1.42	235,095.74	592	57.94	8.079
60.01—65.00	85	25,429,381.20	4.16	299,169.19	603	63.15	8.046
65.01—70.00	107	31,257,227.54	5.12	292,123.62	599	68.75	8.043
70.01—75.00	168	55,649,799.97	9.11	331,248.81	603	73.80	7.920
75.01—80.00	567	184,004,407.30	30.13	324,522.76	613	79.58	7.956
80.01—85.00	267	85,302,499.67	13.97	319,485.02	611	84.52	7.810
85.01—90.00	530	168,338,407.11	27.57	317,619.64	618	89.72	8.086
90.01—95.00	87	24,965,503.03	4.09	286,959.80	622	94.62	7.926
95.01—100.00	37	8,758,924.82	1.43	236,727.70	630	99.97	8.308
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$62,961.75	0.01%	$62,961.75	613	16.32%	6.750%
20.01—25.00	1	50,990.16	0.01	50,990.16	571	25.00	9.750
25.01—30.00	3	360,773.56	0.06	120,257.85	565	28.81	8.383
30.01—35.00	4	559,751.18	0.09	139,937.80	581	31.65	8.577
35.01—40.00	6	1,767,702.10	0.29	294,617.02	597	37.34	7.167
40.01—45.00	12	2,957,101.86	0.48	246,425.16	589	43.28	8.388
45.01—50.00	24	4,340,977.69	0.71	180,874.07	605	47.58	7.815
50.01—55.00	33	8,014,168.80	1.31	242,853.60	599	52.43	7.976
55.01—60.00	36	8,034,036.70	1.32	223,167.69	595	58.05	8.169
60.01—65.00	84	25,309,438.49	4.14	301,302.84	603	63.15	8.049
65.01—70.00	98	28,784,240.64	4.71	293,716.74	598	68.78	8.028
70.01—75.00	161	53,795,939.63	8.81	334,136.27	603	73.77	7.917
75.01—80.00	404	136,647,488.18	22.38	338,236.36	605	79.42	7.991
80.01—85.00	255	83,350,961.98	13.65	326,866.52	610	84.13	7.767
85.01—90.00	459	149,732,733.88	24.52	326,215.11	619	89.63	7.999
90.01—95.00	98	29,727,448.45	4.87	303,341.31	626	92.21	7.923
95.01—100.00	291	77,135,950.51	12.63	265,071.99	626	84.61	8.183
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	465	$182,835,719.29	29.94%	$393,195.10	619	79.61%	7.663%
NY	213	95,059,100.62	15.57	446,286.86	614	80.30	7.769
FL	272	66,709,079.57	10.92	245,253.97	606	80.40	8.236
MD	189	53,433,492.00	8.75	282,716.89	604	82.37	8.038
NJ	86	30,417,749.17	4.98	353,694.76	616	82.11	8.222
MA	83	26,479,722.41	4.34	319,032.80	620	81.58	8.084
VA	75	20,953,959.36	3.43	279,386.12	595	80.40	8.332
IL	85	20,766,024.46	3.40	244,306.17	612	80.87	8.606
AZ	57	14,372,195.24	2.35	252,143.78	609	82.14	8.273
HI	27	11,423,997.45	1.87	423,111.02	620	81.92	7.951
GA	52	11,202,555.65	1.83	215,433.76	620	84.89	8.068
WA	41	10,817,480.51	1.77	263,840.99	596	83.36	7.935
NC	26	6,140,163.74	1.01	236,160.14	601	83.18	8.390
CO	25	6,041,487.72	0.99	241,659.51	614	83.10	8.115
NV	20	5,304,143.35	0.87	265,207.17	587	80.81	8.484
Other	254	48,675,795.02	7.97	191,636.99	605	82.83	8.356
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	116	$29,274,035.71	4.79%	$252,362.38	626	78.15%	8.470%
Owner Occupied	1,835	575,697,192.31	94.28	313,731.44	611	81.06	7.956
Second Home	19	5,661,437.54	0.93	297,970.40	622	81.98	8.157
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	1,601	$481,041,802.98	78.78%	$300,463.34	610	80.97%	7.986%
Multi Family	274	106,171,663.54	17.39	387,487.82	619	80.52	7.907
Condo	95	23,419,199.04	3.84	246,517.88	617	81.82	8.235
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,426	$449,751,481.65	73.65%	$315,393.75	609	79.68%	7.914%
Purchase	490	143,799,043.23	23.55	293,467.44	622	84.74	8.217
Refinance	54	17,082,140.68	2.80	316,335.94	614	81.81	7.812
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	1,186	$352,900,005.72	57.79%	$297,554.81	608	81.93%	7.705%
Limited Documentation	24	7,719,752.73	1.26	321,656.36	621	83.40	7.665
Stated Documentation	760	250,012,907.11	40.94	328,964.35	617	79.44	8.384
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$267,025.19	0.04%	$133,512.60	500	66.73%	9.348%
501—525	58	16,600,732.17	2.72	286,219.52	513	73.66	9.689
526—550	77	21,392,245.53	3.50	277,821.37	540	76.42	9.033
551—575	322	91,402,388.97	14.97	283,858.35	562	79.20	8.616
576—600	341	98,273,785.04	16.09	288,192.92	589	80.48	8.334
601—625	457	143,100,009.12	23.43	313,129.12	612	81.76	7.888
626—650	381	124,204,511.86	20.34	325,996.09	638	81.86	7.653
651—675	204	72,524,910.80	11.88	355,514.27	662	82.81	7.248
676—700	128	42,867,056.88	7.02	334,898.88	685	82.12	7.141
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	554	$161,539,247.90	26.45%	$291,587.09	613	82.03%	8.259%
12	318	126,020,345.41	20.64	396,290.39	616	80.95	7.866
24	796	236,279,202.72	38.69	296,833.17	605	80.37	8.060
30	6	1,390,056.54	0.23	231,676.09	598	89.27	8.560
36	296	85,403,812.99	13.99	288,526.40	624	80.22	7.404
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	262	$76,876,191.71	12.59%	$293,420.58	633	79.73%	7.301%
1.500	1,708	533,756,473.85	87.41	312,503.79	609	81.10	8.080
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	262	$76,876,191.71	12.59%	$293,420.58	633	79.73%	7.301%
1.500	1,708	533,756,473.85	87.41	312,503.79	609	81.10	8.080
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	262	$76,876,191.71	12.59%	$293,420.58	633	79.73%	7.301%
2.001—3.000	1	419,579.74	0.07	419,579.74	667	80.00	5.350
3.001—4.000	71	27,655,763.23	4.53	389,517.79	650	78.24	6.102
4.001—5.000	319	122,983,611.75	20.14	385,528.56	630	80.28	6.997
5.001—6.000	598	188,603,387.27	30.89	315,390.28	610	80.95	7.958
6.001—7.000	719	194,094,131.86	31.79	269,950.11	588	82.18	9.173
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	262	$76,876,191.71	12.59%	$293,420.58	633	79.73%	7.301%
11.001—12.000	28	10,839,737.71	1.78	387,133.49	650	76.84	5.816
12.001—13.000	240	93,277,042.42	15.28	388,654.34	636	79.58	6.707
13.001—14.000	498	171,729,301.44	28.12	344,837.95	618	80.71	7.606
14.001—15.000	569	166,972,947.25	27.34	293,449.82	599	83.15	8.577
15.001—16.000	287	73,372,237.87	12.02	255,652.40	580	81.80	9.497
16.001—17.000	63	13,467,272.79	2.21	213,766.23	559	75.58	10.430
17.001—18.000	17	2,794,978.62	0.46	164,410.51	562	65.81	11.521
18.001—19.000	6	1,302,955.75	0.21	217,159.29	547	64.34	12.568
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	262	$76,876,191.71	12.59%	$293,420.58	633	79.73%	7.301%
5.001—6.000	28	10,839,737.71	1.78	387,133.49	650	76.84	5.816
6.001—7.000	240	93,277,042.42	15.28	388,654.34	636	79.58	6.707
7.001—8.000	498	171,729,301.44	28.12	344,837.95	618	80.71	7.606
8.001—9.000	569	166,972,947.25	27.34	293,449.82	599	83.15	8.577
9.001—10.000	287	73,372,237.87	12.02	255,652.40	580	81.80	9.497
10.001—11.000	63	13,467,272.79	2.21	213,766.23	559	75.58	10.430
11.001—12.000	17	2,794,978.62	0.46	164,410.51	562	65.81	11.521
12.001 >=	6	1,302,955.75	0.21	217,159.29	547	64.34	12.568
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	262	$76,876,191.71	12.59%	$293,420.58	633	79.73%	7.301%
2008-04-01	1	172,201.07	0.03	172,201.07	603	80.00	8.100
2008-06-01	1	126,700.13	0.02	126,700.13	634	80.00	9.260
2008-07-01	1	57,475.41	0.01	57,475.41	640	80.00	8.700
2008-08-01	1	94,110.40	0.02	94,110.40	661	80.00	7.050
2008-09-01	11	3,795,052.83	0.62	345,004.80	602	80.54	8.587
2008-10-01	26	8,763,823.33	1.44	337,070.13	609	80.78	8.010
2008-11-01	82	29,737,282.04	4.87	362,649.78	597	81.02	8.086
2008-12-01	596	184,129,353.49	30.15	308,941.87	609	80.91	8.251
2009-01-01	458	134,412,437.35	22.01	293,476.94	607	80.00	8.041
2009-10-01	5	1,903,781.92	0.31	380,756.38	619	83.86	8.236
2009-11-01	31	14,930,403.27	2.45	481,625.91	621	83.13	7.808
2009-12-01	292	91,869,813.20	15.05	314,622.65	612	82.16	7.971
2010-01-01	197	61,779,379.35	10.12	313,600.91	612	82.09	7.840
2011-12-01	3	1,084,981.81	0.18	361,660.60	601	84.01	8.803
2012-01-01	3	899,678.25	0.15	299,892.75	594	73.69	8.219
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%
Total:	1,970	$610,632,665.56	100.00%	$309,965.82	612	80.93%	7.982%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$61,188,124.00
Number of Mortgage Loans:	160
Average Scheduled Principal Balance:	$382,425.78
Weighted Average Gross Coupon:	6.611%
Weighted Average Original Credit Score:	648
Weighted Average Original LTV Ratio²:	80.80%
Weighted Average Combined Original LTV Ratio²:	83.46%
Weighted Average Stated Remaining Term (months):	356
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	32
Weighted Average Gross Margin¹:	4.235%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.500%
Interest Only Loans:	100.00%
Silent Seconds:	13.67%

(1) Includes adjustable-rate Mortgage Loans only.
(2) The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM 5YR-IO	65	$24,340,486.00	39.78%	$374,469.02	647	80.15%	6.801%
3YR-ARM 3YR-IO	40	16,693,452.00	27.28	417,336.30	647	81.56	6.400
3YR-ARM 5YR-IO	48	17,705,786.00	28.94	368,870.54	647	80.86	6.591
5YR-ARM 5YR-IO	7	2,448,400.00	4.00	349,771.43	666	81.77	6.312
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—5.500	6	$2,528,750.00	4.13%	$421,458.33	656	80.08%	5.414%
5.501—6.000	25	10,838,400.00	17.71	433,536.00	655	79.70	5.905
6.001—6.500	37	17,004,932.00	27.79	459,592.76	653	78.22	6.322
6.501—7.000	52	19,235,092.00	31.44	369,905.62	643	82.61	6.802
7.001—7.500	26	7,446,800.00	12.17	286,415.38	642	83.76	7.340
7.501—8.000	7	1,948,850.00	3.19	278,407.14	635	82.13	7.724
8.001—8.500	4	1,093,800.00	1.79	273,450.00	641	78.23	8.302
8.501—9.000	3	1,091,500.00	1.78	363,833.33	635	81.94	8.882
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	1	$80,500.00	0.13%	$80,500.00	664	70.00%	7.400%
100,000.01—150,000.00	7	927,800.00	1.52	132,542.86	638	77.04	7.477
150,000.01—200,000.00	18	3,231,530.00	5.28	179,529.44	645	79.71	6.978
200,000.01—250,000.00	19	4,302,600.00	7.03	226,452.63	646	80.23	6.939
250,000.01—300,000.00	19	5,233,890.00	8.55	275,467.89	643	79.91	6.724
300,000.01—350,000.00	13	4,214,800.00	6.89	324,215.38	638	80.88	6.790
350,000.01—400,000.00	20	7,549,822.00	12.34	377,491.10	651	79.45	6.355
400,000.01—450,000.00	9	3,822,596.00	6.25	424,732.89	655	79.63	6.182
450,000.01—500,000.00	14	6,659,986.00	10.88	475,713.29	651	79.86	6.353
500,000.01—550,000.00	12	6,329,550.00	10.34	527,462.50	651	81.93	6.870
550,000.01—600,000.00	9	5,268,950.00	8.61	585,438.89	655	83.34	6.546
600,000.01—650,000.00	7	4,393,400.00	7.18	627,628.57	640	84.14	6.744
650,000.01—700,000.00	5	3,377,600.00	5.52	675,520.00	635	79.65	6.393
700,000.01—750,000.00	3	2,159,550.00	3.53	719,850.00	677	86.13	6.756
750,000.01—800,000.00	2	1,553,750.00	2.54	776,875.00	622	79.53	6.675
850,000.01—900,000.00	1	875,000.00	1.43	875,000.00	656	76.09	6.000
1,000,000.01 >=	1	1,206,800.00	1.97	1,206,800.00	655	80.00	6.170
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	1	$80,500.00	0.13%	$80,500.00	664	70.00%	7.400%
100,000.01—150,000.00	7	927,800.00	1.52	132,542.86	638	77.04	7.477
150,000.01—200,000.00	18	3,231,530.00	5.28	179,529.44	645	79.71	6.978
200,000.01—250,000.00	19	4,302,600.00	7.03	226,452.63	646	80.23	6.939
250,000.01—300,000.00	19	5,233,890.00	8.55	275,467.89	643	79.91	6.724
300,000.01—350,000.00	13	4,214,800.00	6.89	324,215.38	638	80.88	6.790
350,000.01—400,000.00	20	7,549,822.00	12.34	377,491.10	651	79.45	6.355
400,000.01—450,000.00	9	3,822,596.00	6.25	424,732.89	655	79.63	6.182
450,000.01—500,000.00	14	6,659,986.00	10.88	475,713.29	651	79.86	6.353
500,000.01—550,000.00	12	6,329,550.00	10.34	527,462.50	651	81.93	6.870
550,000.01—600,000.00	9	5,268,950.00	8.61	585,438.89	655	83.34	6.546
600,000.01—650,000.00	7	4,393,400.00	7.18	627,628.57	640	84.14	6.744
650,000.01—700,000.00	5	3,377,600.00	5.52	675,520.00	635	79.65	6.393
700,000.01—750,000.00	3	2,159,550.00	3.53	719,850.00	677	86.13	6.756
750,000.01—800,000.00	2	1,553,750.00	2.54	776,875.00	622	79.53	6.675
850,000.01—900,000.00	1	875,000.00	1.43	875,000.00	656	76.09	6.000
1,000,000.01 >=	1	1,206,800.00	1.97	1,206,800.00	655	80.00	6.170
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$197,000.00	0.32%	$197,000.00	594	39.40%	6.300%
45.01—50.00	3	711,000.00	1.16	237,000.00	653	47.96	6.644
50.01—55.00	1	685,000.00	1.12	685,000.00	614	52.69	6.200
55.01—60.00	1	270,000.00	0.44	270,000.00	657	55.56	5.650
60.01—65.00	5	1,495,000.00	2.44	299,000.00	635	64.20	6.413
65.01—70.00	12	3,820,000.00	6.24	318,333.33	651	68.22	6.360
70.01—75.00	10	4,503,250.00	7.36	450,325.00	655	74.47	6.546
75.01—80.00	53	21,725,740.00	35.51	409,919.62	647	79.43	6.705
80.01—85.00	31	11,562,966.00	18.90	372,998.90	646	84.32	6.520
85.01—90.00	40	14,933,168.00	24.41	373,329.20	648	89.56	6.641
90.01—95.00	3	1,285,000.00	2.10	428,333.33	675	94.43	7.140
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
35.01—40.00	1	$197,000.00	0.32%	$197,000.00	594	39.40%	6.300%
45.01—50.00	3	711,000.00	1.16	237,000.00	653	47.96	6.644
50.01—55.00	1	685,000.00	1.12	685,000.00	614	52.69	6.200
55.01—60.00	1	270,000.00	0.44	270,000.00	657	55.56	5.650
60.01—65.00	5	1,495,000.00	2.44	299,000.00	635	64.20	6.413
65.01—70.00	12	3,820,000.00	6.24	318,333.33	651	68.22	6.360
70.01—75.00	9	3,734,500.00	6.10	414,944.44	659	74.37	6.515
75.01—80.00	34	14,773,900.00	24.15	434,526.47	649	79.16	6.469
80.01—85.00	31	11,562,966.00	18.90	372,998.90	646	84.32	6.520
85.01—90.00	39	14,289,668.00	23.35	366,401.74	647	89.59	6.663
90.01—95.00	3	1,285,000.00	2.10	428,333.33	675	94.43	7.140
95.01—100.00	21	8,364,090.00	13.67	398,290.00	644	80.21	7.080
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	79	$36,940,952.00	60.37%	$467,606.99	648	79.88%	6.486%
MD	14	4,566,600.00	7.46	326,185.71	642	83.49	6.845
NY	9	4,245,500.00	6.94	471,722.22	653	81.51	6.556
FL	7	2,077,372.00	3.40	296,767.43	619	81.37	7.216
WA	6	1,473,000.00	2.41	245,500.00	650	84.77	6.585
AZ	6	1,414,020.00	2.31	235,670.00	656	87.37	7.051
VA	5	1,168,000.00	1.91	233,600.00	635	84.64	6.420
IL	4	1,064,250.00	1.74	266,062.50	644	84.58	7.433
GA	3	1,056,400.00	1.73	352,133.33	671	75.53	6.598
OR	4	885,100.00	1.45	221,275.00	645	87.76	7.044
CO	2	824,000.00	1.35	412,000.00	653	66.69	6.596
DC	2	764,000.00	1.25	382,000.00	648	78.04	6.664
NV	2	521,850.00	0.85	260,925.00	644	82.65	7.124
HI	1	512,000.00	0.84	512,000.00	645	80.00	6.550
NJ	2	510,000.00	0.83	255,000.00	635	80.56	6.912
Other	14	3,165,080.00	5.17	226,077.14	659	82.93	6.775
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Owner Occupied	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	139	$53,607,124.00	87.61%	$385,662.76	648	80.78%	6.608%
Multi Family	11	5,358,250.00	8.76	487,113.64	650	79.99	6.431
Condo	10	2,222,750.00	3.63	222,275.00	628	83.33	7.126
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	133	$49,879,212.00	81.52%	$375,031.67	649	80.61%	6.558%
Purchase	21	8,539,162.00	13.96	406,626.76	644	81.06	6.956
Refinance	6	2,769,750.00	4.53	461,625.00	643	83.50	6.511
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full Documentation	141	$52,862,324.00	86.39%	$374,910.10	647	81.35%	6.541%
Limited Documentation	4	1,660,000.00	2.71	415,000.00	633	81.70	6.776
Stated Documentation	15	6,665,800.00	10.89	444,386.67	660	76.24	7.123
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
576—600	7	$1,546,700.00	2.53%	$220,957.14	592	69.30%	7.175%
601—625	24	9,305,446.00	15.21	387,726.92	612	79.94	6.849
626—650	52	20,413,942.00	33.36	392,575.81	640	80.75	6.670
651—675	58	22,510,336.00	36.79	388,109.24	662	82.50	6.480
676—700	19	7,411,700.00	12.11	390,089.47	685	79.29	6.430
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	22	$6,277,300.00	10.26%	$285,331.82	645	82.24%	6.967%
12	28	11,282,200.00	18.44	402,935.71	644	78.94	6.891
24	46	18,490,336.00	30.22	401,963.83	650	81.36	6.683
36	64	25,138,288.00	41.08	392,785.75	649	80.87	6.344
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	2	$868,250.00	1.42%	$434,125.00	645	87.15%	5.250%
3.001—4.000	53	23,131,832.00	37.80	436,449.66	656	78.58	6.030
4.001—5.000	81	29,460,842.00	48.15	363,714.10	643	81.76	6.799
5.001—6.000	20	6,198,100.00	10.13	309,905.00	642	83.53	7.738
6.001—7.000	4	1,529,100.00	2.50	382,275.00	644	81.38	7.989
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	31	$13,367,150.00	21.85%	$431,198.39	655	79.78%	5.812%
12.001—13.000	89	36,240,024.00	59.23	407,191.28	648	80.55	6.577
13.001—14.000	33	9,395,650.00	15.36	284,716.67	640	83.42	7.419
14.001—15.000	7	2,185,300.00	3.57	312,185.71	638	80.08	8.592
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	31	$13,367,150.00	21.85%	$431,198.39	655	79.78%	5.812%
6.001—7.000	89	36,240,024.00	59.23	407,191.28	648	80.55	6.577
7.001—8.000	33	9,395,650.00	15.36	284,716.67	640	83.42	7.419
8.001—9.000	7	2,185,300.00	3.57	312,185.71	638	80.08	8.592
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-FRE1	$954,388,000 (approximate)
Asset Backed Pass-Through Certificates	March 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2008-05-01	1	$181,600.00	0.30%	$181,600.00	691	80.00%	7.990%
2008-12-01	40	15,309,636.00	25.02	382,740.90	652	79.60	6.884
2009-01-01	24	8,849,250.00	14.46	368,718.75	640	81.12	6.632
2009-09-01	2	844,000.00	1.38	422,000.00	643	80.00	6.836
2009-10-01	1	388,000.00	0.63	388,000.00	648	80.00	6.900
2009-11-01	8	3,053,920.00	4.99	381,740.00	651	77.45	6.265
2009-12-01	54	21,807,850.00	35.64	403,849.07	650	80.71	6.548
2010-01-01	23	8,305,468.00	13.57	361,107.30	637	84.04	6.401
2011-12-01	2	1,008,000.00	1.65	504,000.00	682	81.51	6.179
2012-01-01	5	1,440,400.00	2.35	288,080.00	655	81.95	6.405
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%
Total:	160	$61,188,124.00	100.00%	$382,425.78	648	80.80%	6.611%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.